Execution Copy

AMENDED AND RESTATED CANADIAN SECURITY AGREEMENT

By

BOMBARDIER RECREATIONAL PRODUCTS INC.,
as Canadian Borrower and

THE GUARANTORS PARTY HERETO FROM TIME TO TIME

and

BANK OF MONTREAL
as Administrative Agent

______________________

Dated as of December 18, 2003
and Amended and Restated as of February 9, 2005

TABLE OF CONTENTS
		Page

PREAMBLE		1
RECITALS		1
AGREEMENT		2

ARTICLE I

DEFINITIONS AND INTERPRETATION
SECTION 1.1.	DEFINITIONS	3
SECTION 1.2.	INTERPRETATION	12
SECTION 1.3.	PERFECTION CERTIFICATE	12

ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS
SECTION 2.1.	PLEDGE	12
SECTION 2.2.	OBLIGATIONS	13
SECTION 2.3.	SECURITY INTEREST	13
SECTION 2.4.	ATTACHMENT	14

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
USE OF PLEDGED COLLATERAL

SECTION 3.1.	DELIVERY OF CERTIFICATED SECURITIES
	COLLATERAL	14
SECTION 3.2.	PERFECTION OF UNCERTIFICATED SECURITIES
	COLLATERAL	15
SECTION 3.3.	MAINTENANCE OF PERFECTED SECURITY INTEREST	15
SECTION 3.4.	OTHER ACTIONS	16
SECTION 3.5.	JOINDER OF ADDITIONAL GUARANTORS	19
SECTION 3.6.	SUPPLEMENTS; FURTHER ASSURANCES	19

		Page
ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS
SECTION 4.1.	TITLE	20
SECTION 4.2.	VALIDITY OF SECURITY INTEREST	20
SECTION 4.3.	DEFENSE OF CLAIMS/TRANSFERABILITY OF
	PLEDGED COLLATERAL	21
SECTION 4.4.	OTHER FINANCING STATEMENTS	21
SECTION 4.5.	CHIEF EXECUTIVE OFFICE; CHANGE OF NAME;
	JURISDICTION OF ORGANIZATION	21
SECTION 4.6.	LOCATION OF INVENTORY AND EQUIPMENT	22
SECTION 4.7.	CORPORATE NAMES; PRIOR TRANSACTIONS	23
SECTION 4.8.	DUE AUTHORIZATION AND ISSUANCE	23
SECTION 4.9.	NO CONFLICTS, CONSENTS, ETC	23
SECTION 4.10.	PLEDGED COLLATERAL	23
SECTION 4.11.	INSURANCE	24
SECTION 4.12.	PAYMENT OF TAXES; COMPLIANCE WITH LAWS;
	CONTESTING LIENS; CLAIMS	24

ARTICLE V

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL
SECTION 5.1.	PLEDGE OF ADDITIONAL SECURITIES COLLATERAL	24
SECTION 5.2.	VOTING RIGHTS; DISTRIBUTIONS; ETC	25
SECTION 5.3.	ORGANIZATIONAL DOCUMENTS	26
SECTION 5.4.	DEFAULTS, ETC	26
SECTION 5.5.	CERTAIN AGREEMENTS OF PLEDGORS AS ISSUERS
	AND HOLDERS OF EQUITY INTERESTS	26

ARTICLE VI

CERTAIN PROVISIONS CONCERNING INTELLECTUAL
	PROPERTY COLLATERAL
SECTION 6.1.	GRANT OF LICENSE	27
SECTION 6.2.	PROTECTION OF ADMINISTRATIVE AGENT'S
	SECURITY	27
SECTION 6.3.	AFTER-ACQUIRED PROPERTY	28
SECTION 6.4.	MODIFICATIONS	29
SECTION 6.5.	LITIGATION	29

		Page
ARTICLE VII

CERTAIN PROVISIONS CONCERNING ACCOUNTS
SECTION 7.1.	MAINTENANCE OF RECORDS	29
SECTION 7.2.	LEGEND	30
SECTION 7.3.	MODIFICATION OF TERMS, ETC	30
SECTION 7.4.	COLLECTION	30

ARTICLE VIII

TRANSFERS
SECTION 8.1.	TRANSFERS OF PLEDGED COLLATERAL	31

ARTICLE IX

REMEDIES
SECTION 9.1.	REMEDIES	31
SECTION 9.2.	NOTICE OF SALE	33
SECTION 9.3.	WAIVER OF NOTICE AND CLAIMS	33
SECTION 9.4.	CERTAIN SALES OF PLEDGED COLLATERAL	33
SECTION 9.5.	NO WAIVER; CUMULATIVE REMEDIES	34
SECTION 9.6.	CERTAIN ADDITIONAL ACTIONS REGARDING
	INTELLECTUAL PROPERTY	35

ARTICLE X

COLLATERAL ACCOUNT/PROCEEDS OF CASUALTY EVENTS AND COLLATERAL
DISPOSITIONS/APPLICATION OF PROCEEDS
SECTION 10.1.	COLLATERAL ACCOUNT	35
SECTION 10.2.	PROCEEDS OF CASUALTY EVENTS AND
	COLLATERAL DISPOSITIONS	36
SECTION 10.3.	APPLICATION OF PROCEEDS	36

ARTICLE XI

MISCELLANEOUS
SECTION 11.1.	CONCERNING ADMINISTRATIVE AGENT	36
SECTION 11.2.	ADMINISTRATIVE AGENT MAY PERFORM;
	ADMINISTRATIVE AGENT APPOINTED
	ATTORNEY-IN-FACT	37

SIGNATURES

SCHEDULE 3.4 Locations for Landlord Lien Waivers/Bailee Letters
SCHEDULE 4.9 Required Consents

EXHIBIT 1	Form of Issuers Acknowledgment
EXHIBIT 2	Form of Securities Pledge Amendment
EXHIBIT 3	Form of Joinder Agreement
EXHIBIT 4	Form of Control Agreement Concerning Securities Accounts
EXHIBIT 5	Form of Control Agreement Concerning Deposit Accounts

AMENDED AND RESTATED CANADIAN SECURITY AGREEMENT

        This AMENDED AND RESTATED CANADIAN SECURITY AGREEMENT dated as of December 18, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, the "Agreement") made by Bombardier Recreational Products Inc., a corporation existing under the federal laws of Canada (the "Canadian Borrower") and the Guarantors listed on the signature pages hereto at such date and existing on the date hereof (the "Original Guarantors") and the Guarantors listed on the signature pages hereto on the date hereof and the Guarantors from time to time party hereto by execution of a joinder agreement (collectively, the "Additional Guarantors") and, together with the Original Guarantors and 4279174 Canada Inc. ("4279174"), (the "Guarantors"), as pledgors, assignors and debtors (the Canadian Borrower, together with the Guarantors, in such capacities and in the capacities described below and together with any successors in such capacities, the "Pledgors," and each, a "Pledgor"), in favor of Bank of Montreal, in its capacity as administrative agent pursuant to the Credit Agreement (as hereinafter defined), as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the "Administrative Agent") is amended and restated as of this February 9, 2005.

R E C I T A L S :

        A. The Canadian Borrower, as Canadian Borrower, BRP Holding (USA) Inc. (formerly know as BRP (USA) Inc.), as U.S. Revolving Borrower and BRP Holding LP, as U.S. Term Borrower (collectively, the "Original U.S. Borrowers"), J.A. Bombardier (J.A.B.) Inc., the guarantors party thereto from time to time, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Global Transaction Coordinator, Royal Bank of Canada, as Canadian Transaction Coordinator, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and UBS Securities LLC, as Joint Book Runners and Lead Arrangers of the Term Facilities, BMO Nesbitt Burns Inc. and Royal Bank of Canada, as Joint Book Runners and Lead Arrangers of the Revolving Facilities, Bank of Montreal, as Administrative Agent, and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Royal Bank of Canada as Co-Syndication Agents and the lenders party thereto from time to time (the "Lenders") entered into that certain credit agreement, dated as of December 18, 2003 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Original Credit Agreement").

        B. The Canadian Borrower and BRP Holding LP are prepaying the entire outstanding amount of the Canadian Term Facility and the U.S. Term Facility under the Original Credit Agreement (each as defined therein), and in connection with such prepayment and to make such other amendments as are evidenced thereby, the Lenders, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Royal Bank of Canada, UBS Securities LLC, BMO Nesbitt Burns Inc., Bank of Montreal, the Canadian Borrower and BRP US Inc. (the "US Revolving Borrower" and, together with the Canadian Borrower, the "Borrowers") and the Guarantors on the date hereof are entering into an amendment and restatement of the Original Credit Agreement as of February 9, 2005 (the "Credit Agreement").

        C. Each Original Guarantor, pursuant to the Original Credit Agreement, among other things, guaranteed the obligations of the Canadian Borrower and the Original U.S. Borrowers under the Original Credit Agreement and the other Credit Documents and, pursuant to the Credit Agreement, among other things, has reaffirmed its guarantee or, in the case of 4279174, entered into a guarantee, of the obligations of the Canadian Borrower under the Credit Agreement and the other Credit Documents.

        D. Each Pledgor has, pursuant to the Original Credit Agreement, among other things, unconditionally guaranteed the obligations of the Original U.S. Borrowers under the Credit Agreement and, pursuant to the Credit Agreement, each Pledgor has, among other things, provided a guarantee (or reaffirmed its guarantee under the Original Credit Agreement, as applicable) of the obligations of the U.S. Revolving Borrower under the Credit Agreement and the other Credit Documents.

        E. The Pledgors have received and will receive substantial benefits from the execution, delivery and performance of the obligations under the Credit Agreement and the other Credit Documents and each is, therefore, willing to enter into this Agreement.

        F. The Pledgors have, from time to time entered into, and it is contemplated that one or more of the Pledgors may enter into one or more Interest Rate Protection Agreements, foreign currency exchange agreements, commodity price protection agreements or other interest or currency exchange rate or commodity price hedging arrangements with one or more of the Lenders or their respective Affiliates designed to alter the risks arising from the fluctuations in interest rates, currency values or commodity prices with respect to Loans under the Credit Agreement (any such agreement or arrangement, a "Hedging Agreement").

        G. Each Pledgor is or, as to the Pledged Collateral acquired by such Pledgor after the date hereof will be, the legal and/or beneficial owner of the Pledged Collateral pledged by it hereunder.

        H. This Agreement is given by each Pledgor in favor of the Administrative Agent for the benefit of the Secured Parties to secure the payment and performance of all of the Obligations of such Pledgor.

        I. It is a condition to the obligations of the Lenders to make the Loans under the Credit Agreement and a condition to any Lender issuing Letters of Credit under the Credit Agreement or entering into any Hedging Agreement that each Pledgor execute and deliver the applicable Credit Documents, including this Agreement.

A G R E E M E N T :

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and the Administrative Agent hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

         SECTION 1.1. Definitions.

        (a) Unless otherwise defined herein, terms used herein that are defined in the PPSA shall have the meanings assigned to them in the PPSA.

        (b) Capitalized terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement.

        (c) The following terms shall have the following meanings:

        "4279174" means 4279174 Canada Inc.

        "Acquisition Document Rights" shall mean, with respect to each Pledgor, if applicable, collectively, all of such Pledgor's rights, title and interest in, to and under the BRP Acquisition Agreement, including, without limitation (i) all rights and remedies relating to monetary damages, including indemnification rights and remedies, and claims for damages or other relief pursuant to or in respect of the BRP Acquisition Agreement, (ii) all rights and remedies relating to monetary damages, including indemnification rights and remedies, and claims for monetary damages under or in respect of the agreements, documents and instruments referred to in the BRP Acquisition Agreement or related thereto and (iii) all proceeds, collections, recoveries and rights of subrogation with respect to the foregoing.

        "Additional Guarantors" shall have the meaning assigned to such term in the Preamble hereof.

        "Additional Pledged Interests" shall mean, collectively, with respect to each Pledgor, (i) all options, warrants, rights, agreements, additional membership, partnership or other equity interests of whatever class of any issuer of Initial Pledged Interests or any interest in any such issuer, together with all rights, privileges, authority and powers of such Pledgor relating to such interests in each such issuer or under the Organizational Document of any such issuer, and the certificates, instruments and agreements representing such membership, partnership or other interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such membership, partnership or other equity interests from time to time acquired by such Pledgor in any manner and (ii) all membership, partnership or other equity interests, as applicable, of each limited liability company, partnership or other entity (other than a corporation) hereafter acquired or formed by such Pledgor and all options, warrants, rights, agreements, additional membership, partnership or other equity interests of whatever class of such limited liability company, partnership or other entity, together with all rights, privileges, authority and powers of such Pledgor relating to such interests or under the Organizational Document of any such issuer, and the certificates, instruments and agreements representing such membership, partnership or other equity interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such membership, partnership or other interests, from time to time acquired by such Pledgor in any manner.

        "Additional Pledged Shares" shall mean, collectively, with respect to each Pledgor, (i) all options, warrants, rights, agreements, additional shares of capital stock of whatever class of any issuer of the Initial Pledged Shares or any other equity interest in any such issuer, together with all rights, privileges, authority and powers of such Pledgor relating to such interests issued by any such issuer under the Organizational Document of any such issuer, and the certificates, instruments and agreements representing such interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such interests, from time to time acquired by such Pledgor in any manner and (ii) all the issued and outstanding shares of capital stock of each corporation hereafter acquired or formed by such Pledgor and all options, warrants, rights, agreements or additional shares of capital stock of whatever class of such corporation, together with all rights, privileges, authority and powers of such Pledgor relating to such shares or under the Organizational Document of such corporation, and the certificates, instruments and agreements representing such shares and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such shares, from time to time acquired by such Pledgor in any manner.

        "Administrative Agent" shall have the meaning assigned to such term in the recitals hereof.

        "Agreement" shall have the meaning assigned to such in the recitals hereof.

        "Bailee Letter" shall have the meaning assigned to such term in Section 3.4(f) hereof.

        "BRP Hungary" means BRP Holdings (Hungary) Asset Management Limited Liability Company.

        "Canadian Borrower" shall have the meaning assigned to such term in the Preamble hereof.

        "Claims" shall mean any and all property and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and all claims (including, without limitation, landlords', carriers', mechanics', workmen's, repairmen's, laborers', materialmen's, suppliers' and warehousemen's Liens and other claims arising by operation of law) against, all or any portion of the Pledged Collateral.

        "Collateral Accounts" shall mean the collateral accounts established pursuant to Section 10.1 hereof and all property from time to time on deposit therein.

        "Commodity Account" shall mean, any account maintained by a Pledgor with any Commodity Intermediary in which commodity futures contracts, commodity futures options or other contracts or options traded on or dealt in upon a commodity futures exchange (as such terms are defined in the Commodity Futures Act (Ontario)) are or may be carried.

        "Commodity Account Control Agreement" shall mean, a commodity account control agreement in a form and substance that is reasonably satisfactory to the Pledgor and the Administrative Agent.

        "Commodity Intermediary" means any person registered as a dealer under the commodity futures laws of Ontario or any other jurisdiction, or that in the ordinary course of its business provides clearance or settlement services for a commodity futures exchange (as such term is defined in the Commodity Futures Act (Ontario)), and is acting in that capacity.

        "Contested Liens" shall mean, collectively, any Liens incurred in respect of any Claims to the extent that the amounts owing in respect thereof are not yet delinquent or are being contested and otherwise comply with the provisions of Section 4.12 hereof; provided, however, that such Liens shall in all respects be subject and subordinate in priority to the Lien and security interest created and evidenced by this Agreement, except if and to the extent that the law or regulation creating, permitting or authorizing such Lien provides that such Lien must be superior to the Lien and security interest created and evidenced hereby.

        "Contracts" shall mean, collectively, with respect to each Pledgor, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), between such Pledgor and third parties, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

        "Control Agreements" shall mean, collectively, the Deposit Account Control Agreement, the Securities Account Control Agreement and the Commodity Account Control Agreement.

        "Copyrights" shall mean, collectively, with respect to each Pledgor, all copyrights (whether statutory or common law, whether established or registered in Canada or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications made by such Pledgor, in each case, whether now owned or hereafter created or acquired by or assigned to such Pledgor, including, without limitation, the copyright registrations and applications listed in Schedule 12(b) annexed to the Perfection Certificate, together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor's use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof. "Credit Agreement" shall have the meaning assigned to such term in Recital B hereof.

        "Deposit Account Control Agreement" shall mean an agreement substantially in the form annexed hereto as Exhibit 5 with such changes as are reasonably acceptable to the applicable Pledgor and the Administrative Agent, or such other agreement in form and substance as is reasonably satisfactory to the applicable Pledgor and the Administrative Agent.

        "Deposit Accounts" shall mean, collectively, with respect to each Pledgor, (i) all demand, time, savings, passbook, deposit, operating or similar accounts maintained with a bank or other deposit-taking financial institution and in any event shall include, without limitation, the

Collateral Account and all accounts and sub-accounts relating to any of the foregoing accounts and (ii) all cash, funds, cheques, notes and instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (i) of this definition.

        "Distributions" shall mean, collectively, with respect to each Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Securities or Intercompany Notes.

        "Excluded Property" shall mean Special Property other than, with respect to clauses (a) through (d) inclusive, of the definition of "Special Property", the following:

(a) the right to receive any payment of money (including, without limitation, Accounts and General Intangibles); and

(b) any Proceeds, substitutions or replacements of any Special Property (unless such Proceeds, substitutions or replacements would constitute Special Property).

        "General Intangibles" shall mean, collectively, with respect to each Pledgor, all "intangibles," as such term is defined in the PPSA, of such Pledgor and, in any event, shall include, without limitation, (i) all of such Pledgor's rights, title and interest in, to and under all insurance policies and Contracts, (ii) all know-how and warranties relating to any of the Pledged Collateral or the Mortgaged Property, (iii) any and all other rights, claims, choses-in-action and causes of action of such Pledgor against any other person and the benefits of any and all collateral or other security given by any other person in connection therewith, (iv) all guarantees, endorsements and indemnifications on, or of, any of the Pledged Collateral or any of the Mortgaged Property, (v) all lists, books, records, correspondence, ledgers, print-outs, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any of the Pledged Collateral or any of the Mortgaged Property, including, without limitation, all customer or tenant lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, appraisals, recorded knowledge, surveys, studies, engineering reports, test reports, manuals, standards, processing standards, performance standards, catalogs, research data, computer and automatic machinery software and programs and the like, field repair data, accounting information pertaining to such Pledgor's operations or any of the Pledged Collateral or any of the Mortgaged Property and all media in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, (vi) all licenses, consents, permits, variances, certifications, authorizations and approvals, however characterized, of any Governmental Authority (or any person acting on behalf of a Governmental Authority) now or hereafter acquired or held by such Pledgor pertaining to operations now or hereafter conducted by such Pledgor or any of the Pledged Collateral or any of the Mortgaged Property including, without limitation, building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation and (vii) all rights to reserves, deferred payments, deposits, refunds, indemnification of claims to the extent the foregoing relate to any Pledged Collateral or

Mortgaged Property and claims for tax or other refunds against any Governmental Authority relating to any Pledged Collateral or any of the Mortgaged Property.

        "Goodwill" shall mean, collectively, with respect to each Pledgor, the goodwill connected with such Pledgor's business including, without limitation, (i) all goodwill connected with the use of and symbolized by any of the Trademarks in which such Pledgor has any interest, (ii) all know-how, trade secrets, customer and supplier lists, proprietary information, inventions, methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, confidential information and the right to limit the use or disclosure thereof by any person, pricing and cost information, business and marketing plans and proposals, consulting agreements, engineering contracts and such other assets which relate to such goodwill and (iii) all goodwill associated with the product lines of such Pledgor's business.

        "Guarantors" shall have the meaning assigned to such term in the Preamble hereof.

        "Hedging Agreement" shall have the meaning assigned to such term in Recital F hereof.

        "Industrial Designs" shall mean, collectively, with respect to each Pledgor, all industrial designs issued or assigned to and all industrial design applications and registrations made by such Pledgor (whether established or registered or recorded in Canada or any other country or any political subdivision thereof), including, without limitation, those industrial design applications and registrations listed in Schedule 12(a) annexed to the Perfection Certificate, together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor's use of any industrial designs, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

        "Initial Pledged Interests" shall mean, with respect to each Pledgor, all membership, partnership or other equity interests (other than in a corporation), as applicable, of each issuer described in Schedule 9 annexed to the Perfection Certificate, together with all rights, privileges, authority and powers of such Pledgor in and to each such issuer or under the Organizational Document of each such issuer, and the certificates, instruments and agreements representing such membership, partnership or other interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such membership, partnership or other interests.

        "Initial Pledged Shares" shall mean, collectively, with respect to each Pledgor, the issued and outstanding shares of capital stock of each issuer described in Schedule 9 annexed to the Perfection Certificate together with all rights, privileges, authority and powers of such Pledgor relating to such interests in each such issuer or under the Organizational Document of each such issuer, and the certificates, instruments and agreements representing such shares of capital stock and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to the Initial Pledged Shares.

        "Instruments" shall mean, collectively, with respect to each Pledgor, all "instruments," as such term is defined in the PPSA, and shall include, without limitation, all promissory notes, drafts, bills of exchange or acceptances.

        "Intellectual Property Collateral" shall mean, collectively, with respect to each Pledgor, its Patents, Industrial Designs, Trademarks, Copyrights, Licenses, and Goodwill.

        "Intercompany Notes" shall mean, with respect to each Pledgor, all intercompany notes described in Schedule 10 annexed to the Perfection Certificate and intercompany notes hereafter acquired by such Pledgor and all certificates, instruments or agreements evidencing such intercompany notes, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent permitted pursuant to the terms hereof.

        "Investment Property" shall mean a Security, excluding, however, the Securities Collateral.

        "Joinder Agreement" shall mean an agreement substantially in the form annexed hereto as Exhibit 3.

        "Lenders" shall have the meaning assigned to such term in Recital A hereof.

        "Licenses" shall mean, collectively, with respect to each Pledgor, all license agreements with any other party with respect to any Patent, Industrial Design, Trademark or Copyright or any other patent, industrial design, trademark or copyright, all distribution agreements (to the extent such agreements grant rights in any of the foregoing) with, and covenants not to sue, any other party with respect to any of the foregoing, whether such Pledgor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, including, without limitation, the license and distribution agreements listed in Schedules 12(a) and 12(b) annexed to the Perfection Certificate, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future infringements or violations thereof, and (iv) other rights to use, exploit or practice any or all of the Patents, Industrial Designs, Trademarks or Copyrights or any other patent, industrial design, trademark or copyright.

        "Mortgaged Property" shall mean all "Mortgaged Properties" (as defined in each of the Mortgages) located in Canada.

        "Obligations" means all present and future debts, liabilities and obligations (whether direct, indirect, absolute, contingent or otherwise and whether in respect of principal or interest thereon or otherwise) of the Pledgors to the Secured Parties under the Credit Documents and includes, without limitation, the "Obligations", as such term is defined in the Credit Agreement.

        "Organizational Document" shall mean, relative to any Person, its certificate of incorporation, its by-law, its partnership or membership agreement, its memorandum and articles of association, articles of incorporation, continuation, amalgamation and amendment, share designations or similar organizational documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized Equity Interests.

        "Original Canadian Security Agreement" shall have the meaning assigned to such term in the preamble of this Agreement.

        "Original Credit Agreement" shall have the meaning assigned to such term in Recital A hereof.

        "Original Guarantors" shall have the meaning assigned to such term in the preamble of this Agreement.

        "Original U.S. Borrowers" shall have the meaning assigned to such term in Recital A hereof.

        "PPSA" shall mean the Personal Property Security Act (Ontario) as in effect from time to time; provided, however, that if by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Administrative Agent's and the Secured Parties' security interest in any item or portion of the Pledged Collateral is governed by personal property security legislation of a jurisdiction other than the Province of Ontario, the term "PPSA" shall mean such personal property security legislation as in effect from time to time of such other jurisdiction for the purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions relating to such provisions.

        "Patents" shall mean, collectively, with respect to each Pledgor, all patents issued or assigned to and all patent applications and registrations made by such Pledgor (whether established or registered or recorded in Canada or any other country or any political subdivision thereof), including, without limitation, those patent applications and registrations listed in Schedule 12(a) annexed to the Perfection Certificate, together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor's use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

        "Perfection Certificate" shall mean that certain perfection certificate dated December 18, 2003, executed and delivered by the Canadian Borrower and others in favor of the Administrative Agent for the benefit of the Secured Parties, and each other Perfection Certificate (which shall be in form and substance reasonably acceptable to the Administrative Agent) executed and delivered by the applicable Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties contemporaneously with the execution and delivery of each Joinder Agreement executed in accordance with Section 3.5 hereof, in each case, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the Credit Agreement, including as supplemented in connection with the amendment and restatement of the Original Credit Agreement on February 9, 2005.

        "Permitted Priority Liens" shall mean Liens described in paragraphs (a), (b), (c), (j) and (p) of the definition of "Permitted Liens" in the Credit Agreement.

        "Pledge Amendment" shall have the meaning assigned to such term in Section 5.1 hereof.

        "Pledged Collateral" shall have the meaning assigned to such term in Section 2.1 hereof.

        "Pledged Interests" shall mean, collectively, the Initial Pledged Interests and the Additional Pledged Interests;

        "Pledged Securities" shall mean, collectively, the Pledged Interests, the Pledged Shares and the Successor Interests.

        "Pledged Shares" shall mean, collectively, the Initial Pledged Shares and the Additional Pledged Shares;

        "Pledgor" shall have the meaning assigned to such term in the recitals hereof.

        "Secured Parties" shall mean, collectively, the Administrative Agent, each other Agent, the Lenders and each party to a Hedging Agreement relating to the Loans if at the date of entering into such Hedging Agreement such person was a Lender or an Affiliate of a Lender and such person executes and delivers to the Administrative Agent a letter agreement in form and substance acceptable to the Administrative Agent pursuant to which such person (i) appoints the Administrative Agent as its agent under the applicable Credit Documents and (ii) agrees to be bound by the provisions of Section 8.2 of the Credit Agreement.

        "Securities Account" shall mean any account of a Pledgor maintained with any Securities Intermediary in or to which a Security is or may be credited or held.

        "Securities Account Control Agreement" shall mean an agreement substantially in the form annexed hereto as Exhibit 4 with such changes as are reasonably acceptable to the applicable Pledgor and the Administrative Agent or such other agreement in form and substance as is reasonably satisfactory to the applicable Pledgor and the Administrative Agent.

        "Securities Collateral" shall mean, collectively, the Pledged Securities, the Intercompany Notes and the Distributions.

        "Securities Intermediary" means a clearing corporation, bank, other financial institution or other person that in the ordinary course of its business maintains accounts for others in or to which Securities are credited or held, and is acting in that capacity.

        "Special Property" shall mean:

(a) any contract, instrument, permit, lease or license or other document as to which and for so long as the creation of a security interest would constitute a violation of a valid and enforceable restriction in favour of a third party on such creation unless and until any required consents were obtained;

(b) any contract, instrument, permit, lease, license or other document as to which and for so long as the creation of a security interest would give any other party to such contract, instrument, permit, lease, license or other document the right to terminate its obligations thereunder;

(c) any contract, instrument, permit, lease or license or other document to the extent that and for so long as any Requirement of Law applicable thereto prohibits the creation of a security interest therein; and

(d) Equipment owned by any Pledgor on the date hereof or hereafter acquired that is subject to a Lien securing obligations under or in respect of any Capital Lease, Synthetic Lease or Purchase Money Obligations permitted to be incurred under the provisions of the Credit Agreement if, and for so long as, the contract or other agreement in which such Lien is granted (or the documentation providing for such obligations under or in respect of any Capital Lease, Synthetic Lease or Purchase Money Obligations) would not permit such Equipment to be subject to the security interests and Liens created under this Agreement; and

(e) Accounts or Chattel Paper and related assets in connection with any Permitted Receivables Facility and any assets directly related thereto, including all collateral securing such Account, Chattel Paper and other assets (including contract rights and all guarantees or other obligations in respect of such Accounts or Chattel Paper, proceeds of such Accounts or Chattel Paper and other assets) that are sold or transferred to, or with respect to which a security interest is granted to, any Person (other than a Pledgor) in connection with a Permitted Receivables Facility (but in any event excluding proceeds paid or payable to, or received or receivable by, a Pledgor in consideration of such sale or transfer.

        "Successor Interests" shall mean, collectively, with respect to each Pledgor, all Equity Interests of the successor corporation or interests or certificates of the successor limited liability company, partnership or other entity owned by such Pledgor (unless such successor is such Pledgor itself) formed by or resulting from any consolidation or merger in which any person listed in Schedule 1(a) annexed to the Perfection Certificate is not the surviving entity;

        "Trademarks" shall mean, collectively, with respect to each Pledgor, all trademarks (including service marks), slogans, logos, certification marks, trade dress, uniform resource locations (URL's), domain names, corporate names and trade names, whether registered or unregistered, owned by or assigned to such Pledgor and all registrations and applications for the foregoing (whether statutory or common law and whether established or registered in Canada or any other country or any political subdivision thereof), including, without limitation, the registrations and applications listed in Schedule 12(a) annexed to the Perfection Certificate, together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor's use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.

        "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

        SECTION 1.2. Interpretation.

The rules of interpretation specified in the Credit Agreement shall be applicable to this Agreement.

        SECTION 1.3. Perfection Certificate.

The Administrative Agent and each Secured Party agree that the Perfection Certificate and all descriptions of Pledged Collateral, schedules, amendments and supplements thereto are incorporated herein by reference and are and shall at all times remain a part of this Agreement.

ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS

        SECTION 2.1. Pledge.

As continuing collateral security for the payment and performance in full of its Obligations, each Pledgor hereby pledges and grants to the Administrative Agent for the benefit of the Secured Parties, a lien on and security interest in and to all of the right, title and interest of such Pledgor in, to and under the following property, wherever located, whether now existing or hereafter arising or acquired from time to time (collectively, the "Pledged Collateral"):

(i) all Accounts;

(ii) all Equipment, Goods and Inventory;

(iii) all Documents of Title, Instruments and Chattel Paper;

(iv) all Securities Collateral;

(v) the Collateral Accounts;

(vi) all Investment Property;

(vii) all Intellectual Property Collateral;

(viii) all General Intangibles;

(ix) all Deposit Accounts, Securities Accounts and Commodity Accounts;

(x) all Acquisition Document Rights;

(xi) all books and records relating to the Pledged Collateral; and

             (xii) to the extent not covered by clauses (i) through (xi) of this sentence, all other personal property of such Pledgor, whether tangible or intangible and all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to such Pledgor from time to time with respect to any of the foregoing.

        Notwithstanding anything to the contrary contained in clauses (i) through (xii) above, the security interest created by this Agreement shall not extend to, and the term "Pledged Collateral" shall not include, (a) any Excluded Property, (b) consumer goods (as such term is defined in the PPSA), and (c) the last day of the term of any lease or sub-lease, oral or written, or any agreement therefor, now held or hereafter acquired by any Pledgor, but upon the sale of the leasehold interest or any part thereof the Pledgor shall stand possessed of such last day in trust to assign the same as the Administrative Agent shall direct.

        SECTION 2.2. Obligations.

        This Agreement secures, and the Pledged Collateral is continuing collateral security for, the payment and performance in full when due of the Obligations.

        SECTION 2.3. Security Interest.

        (a) Each Pledgor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) and amendments thereto that contain the information required by the PPSA of each applicable jurisdiction, the UCC or the personal property security legislation of any other jurisdiction, for the filing of any financing statement, financing change statement or amendment relating to the Pledged Collateral, including, without limitation, (i) whether such Pledgor is an organization, the type of organization, (ii) any financing, financing change or continuation statements or other documents without the signature of such Pledgor where permitted by law, including, without limitation, the filing of a financing statement describing the Pledged Collateral as "all assets in which the Pledgor now owns or hereafter acquires rights" and (iii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Pledged Collateral relates. Each Pledgor agrees to provide all information described in the immediately preceding sentence to the Administrative Agent promptly upon request.

        (b) Each Pledgor hereby ratifies its authorization for the Administrative Agent to file in any relevant jurisdiction any initial financing statements, financing change statements or amendments relating to the Pledged Collateral if filed prior to the date hereof or prior to the date of such Pledgor's joinder to this Agreement pursuant to Section 3.5.

        SECTION 2.4. Attachment.

        The Administrative Agent and each Pledgor acknowledge and agree that value has been given for the granting of the security interests granted hereby and that they have not agreed to postpone the time for attachment, except for after-acquired property forming part of the Pledged Collateral, the attachment to which will occur forthwith upon the relevant Pledgor acquiring rights thereto.

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES; USE OF PLEDGED COLLATERAL

        SECTION 3.1. Delivery of Certificated Securities Collateral.

        Each Pledgor represents and warrants that (a) all certificates, agreements or instruments representing or evidencing the Securities Collateral in existence on the date hereof are set out in Schedule 15(a) annexed to the Perfection Certificate, and (b) except as indicated on Schedule 15(b) annexed to the Perfection Certificate, all such certificates, agreements or instruments have been delivered to the Administrative Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, and the Administrative Agent has a perfected first priority security interest in the Securities Collateral so delivered to the Administrative Agent. Each Pledgor hereby agrees that all certificates, agreements or instruments representing or evidencing Securities Collateral that are acquired by such Pledgor after the date hereof, shall promptly upon receipt thereof by such Pledgor be delivered to and held by or on behalf of the Administrative Agent pursuant hereto. All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent. The Administrative Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Administrative Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder. In addition, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right at any time to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations.

        SECTION 3.2. Perfection of Uncertificated Securities Collateral.

        Each Pledgor represents and warrants that the Administrative Agent has a perfected first priority security interest in all uncertificated Pledged Securities pledged by it hereunder that are in existence on the date hereof subject to Permitted Priority Liens. Each Pledgor hereby agrees that if any of the Pledged Securities are at any time not evidenced by certificates of ownership, then each applicable Pledgor shall, to the extent permitted by applicable law, cause such pledge to be recorded on the equity holder register or the books of the issuer, cause the issuer to execute and deliver to the Administrative Agent an acknowledgment of the pledge of such Pledged Securities substantially in the form of Exhibit 1 annexed hereto, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Administrative Agent the right to transfer such Pledged Securities upon the occurrence and during the continuance of an Event of Default, under the terms hereof and, upon request, provide to the Administrative Agent an opinion of counsel, in form and substance reasonably satisfactory to the Administrative Agent, confirming such pledge and perfection thereof.

        SECTION 3.3. Maintenance of Perfected Security Interest.

        Each Pledgor agrees that at the sole cost and expense of the Pledgors, (i) such Pledgor will maintain the security interest created by this Agreement in the Pledged Collateral as a perfected first priority security interest subject to Permitted Priority Liens, and shall (subject to the final sentence of this Section) defend such security interest against the claims and demands of all persons (other than the holders of Permitted Priority Liens), (ii) such Pledgor shall furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Pledged Collateral and such other reports in connection with the Pledged Collateral as the Administrative Agent may reasonably request, all in reasonable detail and (iii) at any time and from time to time, upon the written request of the Administrative Agent, such Pledgor shall promptly and duly execute and deliver, and file and have recorded, such further instruments and documents and take such further action as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and the rights and powers herein granted, including the filing of any financing statements, financing change statements, continuation statements and other documents (including the Agreement) under the PPSA (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby and the execution and delivery of Control Agreements, all in form reasonably satisfactory to the Administrative Agent and in such offices (including, without limitation, the offices maintained under the Trade Marks Act (Canada) and the Patent Act (Canada)) wherever required by law to perfect, publish notice of, continue and maintain a valid, enforceable, first priority security interest in the Pledged Collateral (subject to Permitted Priority Liens) as provided herein and to preserve the other rights and interests granted to the Administrative Agent hereunder, as against third parties, with respect to the Pledged Collateral. Nothing in this Agreement prevents any Pledgor from discontinuing the operation or maintenance of any of its assets or properties if such Pledgor determines in good faith that such discontinuance is immaterial in the conduct of its business, to the extent permitted by the Credit Agreement.

        SECTION 3.4. Other Actions.

In order to further insure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, the Administrative Agent's security interest in the Pledged Collateral, each Pledgor represents (as to itself) as follows and agrees, in each case at such Pledgor's own expense, to take the following actions with respect to the following Pledged Collateral:

        (a) Instruments and Chattel Paper. As of the date hereof (i) no amounts in the aggregate in excess of Cdn.$1,000,000, or the equivalent amount in another currency, payable under or in connection with any of the Pledged Collateral are evidenced by any Instrument or Chattel Paper other than such Instruments and Chattel Paper listed in Schedule 10 annexed to the Perfection Certificate and (ii) each Instrument and each item of Chattel Paper listed in Schedule 10 annexed to the Perfection Certificate has been properly endorsed, assigned and delivered to the Administrative Agent, accompanied by instruments of transfer or assignment duly executed in blank. If after the date hereof any amounts in the aggregate in excess of Cdn.$1,000,000, or the equivalent amount in another currency, payable under or in connection with any of the Pledged Collateral shall be evidenced by any Instrument or Chattel Paper, the Pledgor acquiring such Instrument or Chattel Paper shall either (a) forthwith endorse, assign and deliver the same to the Administrative Agent as additional Pledged Collateral, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time specify, or (b) maintain possession of such Chattel Paper in the Province of Quebec at all times.

        (b) Deposit Accounts. (i) Each Pledgor has neither opened nor maintains as of the date hereof any Deposit Accounts other than the accounts listed in Schedule 13(a) annexed to the Perfection Certificate, and (ii) the Administrative Agent has a perfected first priority security interest in each Deposit Account listed in Schedule 13(a) annexed to the Perfection Certificate. No Pledgor shall hereafter establish and maintain any Deposit Account unless the applicable bank or other financial institution with which such Deposit Account is maintained and such Pledgor shall have duly executed and delivered to the Administrative Agent a Deposit Account Control Agreement with respect to such Deposit Account. Each Pledgor agrees that at the time it establishes any additional Deposit Accounts it shall enter into a duly authorized, executed and delivered Deposit Account Control Agreement with respect to such Deposit Account. The Administrative Agent agrees with each Pledgor that the Administrative Agent shall not give any instructions directing the disposition of funds from time to time credited to any Deposit Account or withhold any withdrawal rights from such Pledgor with respect to funds from time to time credited to any Deposit Account unless an Event of Default has occurred and is continuing, or, after giving effect to any withdrawal, would occur. The provisions of this Section 3.4(b) shall not apply to (a) the Collateral Accounts or to any other Deposit Accounts for which the Administrative Agent is the depositary bank, (b) any Deposit Account for which a Pledgor, the depositary bank or other financial institution and the

Administrative Agent have entered into a cash collateral agreement specifically negotiated among such Pledgor, the depositary bank or other financial institution and the Administrative Agent for the specific purpose set out therein, (c) any Deposit Account or Deposit Accounts opened or maintained by a Pledgor other than the Canadian Borrower with a monthly average daily balance over the 12 month period immediately preceding the time of determination of less than Cdn.$5,000,000 in the aggregate for all Deposit Accounts maintained by such Pledgor with any one Bank or other financial institution (or the equivalent amounts thereof in any other currency), and (d) Deposit Accounts primarily for payroll purposes or holding restricted cash in connection with self-insurance programs. No Pledgor shall grant to any person other than the Administrative Agent the right to give instructions without the consent of such Pledgor to the bank or other financial institution with which a Deposit Account is maintained with respect to the disposition of the funds in such account.

        (c) Investment Property. (i) As of the date hereof each Pledgor (1) has no Securities Accounts or Commodity Accounts other than those listed in Schedule 13(a) annexed to the Perfection Certificate, and the Administrative Agent has a perfected first priority security interest in such Securities Accounts and Commodity Accounts subject in each case to Permitted Priority Liens (other than those which are expressly waived pursuant to a Securities Account Control Agreement or a Commodity Account Control Agreement, as applicable), (2) does not hold, own or have any interest in any certificated securities or uncertificated securities other than those constituting Pledged Securities and those maintained in Securities Accounts or Commodity Accounts listed in Schedule 13 annexed to the Perfection Certificate, and (3) has entered into a duly authorized, executed and delivered Securities Account Control Agreement, substantially in the form of Exhibit 4 annexed hereto, or a Commodity Account Control Agreement, in a form reasonably satisfactory to the Administrative Agent, with respect to each Securities Account or Commodity Account listed in Schedule 13 annexed to the Perfection Certificate, as applicable.

        (ii) If any Pledgor shall at any time hold or acquire any certificated securities constituting Investment Property, such Pledgor shall promptly (a) endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank, all in form and substance reasonably satisfactory to the Administrative Agent or (b) deliver such securities into a Securities Account with respect to which a Securities Account Control Agreement has been executed and delivered to the Administrative Agent. If any securities now or hereafter acquired by any Pledgor constituting Investment Property are uncertificated and are issued to such Pledgor or its nominee directly by the issuer thereof, such Pledgor shall promptly notify the Administrative Agent thereof and arrange for the Administrative Agent to become the registered owner of the securities. No Pledgor shall hereafter establish and maintain any Securities Account or Commodity Account with any Securities Intermediary or Commodity Intermediary unless such Securities Intermediary or Commodity Intermediary, as the case may be, and such Pledgor shall have duly executed and delivered a Control Agreement with respect to such Securities Account or Commodity Account, as the case may be. Each Pledgor shall accept any cash and

Investment Property and shall promptly upon, and in any event within one (1) Business Day of, actual receipt thereof, (a) deposit any cash or Investment Property and any new securities, instruments, documents or other property by reason of ownership of the Investment Property received by it into a Control Account, or (b) in the case of uncertificated securities, transfer registered ownership of such securities to the Administrative Agent. The Administrative Agent agrees with each Pledgor that the Administrative Agent shall not give any instructions or directions to any issuer of uncertificated securities, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Pledgor, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights would occur. The provisions of this Section 3.4(c) shall not apply to any Financial Assets credited to a Securities Account for which the Administrative Agent is the Securities Intermediary.

        (iii) As between the Administrative Agent and the Pledgors, the Pledgors shall bear the investment risk with respect to the Investment Property and Pledged Securities, and the risk of loss of, damage to, or the destruction of the Investment Property and Pledged Securities, whether in the possession of, or subject to the control of, or registered in the name of, the Administrative Agent, a Securities Intermediary, Commodity Intermediary, any Pledgor or any other person or otherwise; provided, however, that nothing contained in this Section 3.4(c) shall release or relieve any Securities Intermediary or Commodity Intermediary, if any, or the Administrative Agent, of its duties and obligations to the Pledgors or any other person under any Control Agreement or under applicable law. Each Pledgor shall promptly pay all Claims and fees of whatever kind or nature with respect to the Investment Property and Pledged Securities pledged by it under this Agreement. In the event any Pledgor shall fail to make such payment contemplated in the immediately preceding sentence, the Administrative Agent may do so for the account of such Pledgor and the Pledgors shall promptly reimburse and indemnify the Administrative Agent from all reasonable costs and out-of-pocket expenses incurred by the Administrative Agent under this Section 3.4(c) in accordance with Section 11.5 of the Credit Agreement.

        (d) Electronic Documents. As of the date hereof no amount in the aggregate in excess of Cdn.$1,000,000, or the equivalent amounts in another currency, in each case, payable under or in connection with any of the Pledged Collateral is evidenced by any electronic documents (within the meaning of the Electronic Commerce Act, 2000 (Ontario) other than such electronic documents listed in Schedule 10 annexed to the Perfection Certificate. If at any time following the occurrence and during the continuance of an Event of Default any amount payable to a Pledgor under or in connection with any of the Pledged Collateral shall be evidenced by any electronic document record, the Pledgor acquiring such electronic document or transferable record shall promptly notify the Administrative Agent thereof and shall take such action as the Administrative Agent may reasonably request to vest in the Administrative Agent control of such electronic document as Pledged Collateral.

        (e) Letter-of-Credit Rights. If any Pledgor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of such Pledgor, other than a letter of credit issued pursuant to the Credit Agreement, in an amount individually in excess of Cdn.$2,000,000, or the equivalent amount in another currency, such Pledgor shall promptly notify the Administrative Agent thereof and such Pledgor shall, at the request of the Administrative Agent, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Administrative Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Administrative Agent to become the transferee beneficiary of such letter of credit, with the Administrative Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in the Credit Agreement.

        (f) Landlord Lien Waivers/Bailee Letters. Each Pledgor shall use its commercially reasonable efforts to obtain as soon as practicable after the date hereof with respect to each location set forth in Schedule 3.4 annexed hereto, a waiver of bailee's and/or landlord's lien, as applicable, and use commercially reasonable efforts to obtain a bailee letter and/or landlord lien waiver, as applicable, from all such bailees and landlords, as applicable, who from time to time have possession of Pledged Collateral having an aggregate value in such location in excess of Cdn.$2,000,000, or the equivalent amount thereof in any other currency, in the ordinary course of such Pledgor's business upon the request of the Administrative Agent.

        SECTION 3.5. Joinder of Additional Guarantors.

        The Pledgors shall cause each Subsidiary of the Canadian Borrower and any entity that becomes a Succeeding Holdco, having assets or a chief executive office, registered office, principal place of business or domicile, as applicable, in Canada and which, from time to time, after the date hereof shall be required to pledge any assets to the Administrative Agent for the benefit of the Secured Parties pursuant to the provisions of the Credit Agreement, to execute and deliver to the Administrative Agent (i) a Joinder Agreement substantially in the form of Exhibit 3 annexed hereto and (ii) a Perfection Certificate, in each case, within thirty (30) days of the date on which such Subsidiary was acquired or created (or ten (10) days in the case of a Succeeding Holdco) and, upon such execution and delivery, such Subsidiary shall constitute a "Guarantor" and a "Pledgor" for all purposes hereunder with the same force and effect as if originally named as a Guarantor and Pledgor herein. The execution and delivery of such Joinder Agreement shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor and Pledgor as a party to this Agreement.

        SECTION 3.6. Supplements; Further Assurances

        Each Pledgor shall take such further actions, and to execute and deliver to the Administrative Agent such additional assignments, agreements, supplements, powers and instruments, as the Administrative Agent may in its reasonable judgment deem necessary or appropriate, wherever required by law, in order to perfect, preserve and protect the security interest in the Pledged Collateral as provided herein and the rights and interests granted to the Administrative Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm unto the Administrative Agent or permit the Administrative Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Pledged Collateral. Without limiting the generality of the foregoing, each Pledgor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Administrative Agent from time to time upon reasonable request lists, descriptions and designations of the Pledged Collateral, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments. If an Event of Default has occurred and is continuing, the Administrative Agent may institute and maintain, in its own name or in the name of any Pledgor, such suits and proceedings as the Administrative Agent may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Pledged Collateral. All of the foregoing shall be at the sole cost and expense of the Pledgors. The Pledgors and the Administrative Agent acknowledge that this Agreement is intended to and does grant to the Administrative Agent for the benefit of the Secured Parties a security interest in and Lien upon the Pledged Collateral and shall not constitute or create a present assignment of any of the Pledged Collateral.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

        Each Pledgor represents, warrants and covenants as follows:

        SECTION 4.1. Title.

        Except for Permitted Liens and the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement, each Pledgor owns and, as to Pledged Collateral acquired by it from time to time after the date hereof, will own the rights in each item of Pledged Collateral pledged by it hereunder free and clear of any and all Liens or claims of others. No person other than the Administrative Agent and the relevant Pledgor has control or possession of all or any part of the Pledged Collateral, except as permitted by the Credit Agreement or hereunder.

        SECTION 4.2. Validity of Security Interest.

        The security interest in and Lien on the Pledged Collateral granted to the Administrative Agent for the benefit of the Secured Parties hereunder constitutes (a) a legal and valid security interest in all the Pledged Collateral securing the payment and performance of the Obligations, and (b) subject to the completion of the registrations necessary to perfect such security interest, a perfected security interest in all the Pledged Collateral in which a security interest may be perfected by such registration. The security interest and Lien granted to the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement in and on the Pledged Collateral will at all times constitute a perfected, continuing first priority security interest therein, superior and prior to the rights of all other persons therein subject to (1)

Permitted Priority Liens, and (2) the automatic release of such security interest pursuant to Section 11.4 hereof.

        SECTION 4.3. Defense of Claims/Transferability of Pledged Collateral.

        Each Pledgor shall, at its own cost and expense, subject to the last sentence of this Section 4.3, defend title to the Pledged Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Administrative Agent and the priority thereof against all claims and demands of all persons, at its own cost and expense, at any time claiming any interest therein materially adverse to the Administrative Agent or any other Secured Party other than Permitted Priority Liens. Nothing in this Agreement prevents any Pledgor from discontinuing the operation or maintenance of any of its assets or properties if such discontinuance is, in the judgment of the board of directors of such Pledgor, desirable in the conduct of its business, to the extent permitted by the Credit Agreement.

        SECTION 4.4. Other Financing Statements.

        There is no (nor will there be any) valid or effective financing statement (or other public notice or similar statement or instrument of registration under the law of any jurisdiction) on file or of record in any public office covering or purporting to cover any interest of any kind in the Pledged Collateral other than financing statements relating to Permitted Liens or financing statements as are to be terminated in connection with the closing of the transactions contemplated by the Credit Agreement (or pursuant to any financing change statement or the equivalent thereof delivered to the Administrative Agent on the Closing Date). So long as any of the Obligations remain unpaid or unperformed, no Pledgor shall execute, authorize or permit to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to any Pledged Collateral, except financing statements filed or to be filed in respect of Permitted Liens or financing statements as are to be terminated in connection with the closing of the transactions contemplated by the Credit Agreement (or pursuant to any financing change statement or the equivalent thereof delivered to the Administrative Agent on the Closing Date).

        SECTION 4.5. Chief Executive Office; Change of Name; Jurisdiction of Organization.

        (a) The exact legal name (in French, English, and French and English, where applicable), type of organization, jurisdiction of organization, and chief executive office and domicile, as applicable, of such Pledgor is indicated next to its name in Schedules 1(a) and 2(a) annexed to the Perfection Certificate. Such Pledgor shall not change (i) its corporate name, (ii) the location of its chief executive office, its principal place of business, its domicile, any office in which it maintains books or records relating to Pledged Collateral owned by it or any office or facility at which Pledged Collateral owned by it is located (including the establishment of any such new office or facility), except to a jurisdiction in which the Collateral Agent has registered a security interest against such Pledgor, (iii) its identity or type of organization or corporate structure, or (iv) its jurisdiction of organization (in each case, including, without limitation, by merging or amalgamating with or into any other entity, reorganizing, dissolving, liquidating, reincorporating or incorporating in any other jurisdiction) until (A) it shall have given the

Administrative Agent prior written notice of its intention to do so promptly upon the formation of such intention (but in no event less than 15 days prior to such change), clearly describing such change and providing such other information in connection therewith as the Administrative Agent may reasonably request and (B) with respect to such change, such Pledgor shall have taken all action reasonably satisfactory to the Administrative Agent to maintain the perfection and priority of the security interest of the Administrative Agent for the benefit of the Secured Parties in the Pledged Collateral intended to be granted hereunder, including, without limitation, using commercially reasonable efforts to obtain waivers of landlord's or warehousemen's liens with respect to such new location, if applicable who, from time to time have possession of Pledged Collateral having an aggregate value in such new location in excess of Cdn.$2,000,000 or the equivalent amount thereof in any other currency, except that any Pledgor having aggregate consolidated net assets of less than Cdn. $2,000,000 (either alone or taken together with all Pledgors relying on this exception) need not notify the Administrative Agent of any such intention or take such actions until the next date the Canadian Borrower is required to deliver information to the Administrative Agent pursuant to Section 6.1 of the Credit Agreement (at which time such Pledgor shall include the notice required by clause (A) above with such information, together with evidence of the taking of the actions required by clause (B) above). Each Pledgor agrees to promptly provide the Administrative Agent with certified organizational documents reflecting any of the changes described in the preceding sentence.

        (b) The Administrative Agent may rely on opinions of counsel as to whether any or all PPSA or UCC or equivalent financing statements of the Pledgors need to be amended as a result of any of the changes described in Section 4.5(a). If any Pledgor fails to provide information to the Administrative Agent about such changes on a timely basis, the Administrative Agent shall not be liable or responsible to any party for any failure to maintain a perfected security interest in such Pledgor's property constituting Pledged Collateral, for which the Administrative Agent needed to have information relating to such changes. The Administrative Agent shall have no duty to inquire about such changes if any Pledgor does not inform the Administrative Agent of such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Administrative Agent to search for information on such changes if such information is not provided by any Pledgor.

        SECTION 4.6. Location of Inventory and Equipment.

        All Equipment and Inventory of such Pledgor is located at its chief executive office or such other location listed in Schedules 2(a), 2(b), 2(c), 2(d) or 2(e) annexed to the Perfection Certificate. Subject to the provisions of Section 4.13 hereof, such Pledgor shall not move any Equipment or Inventory to any location other than one that is listed in such Schedules of the Perfection Certificate, except for Inventory in transit, with respect to such Pledgor until (i) it shall have given the Administrative Agent not less than 30 days' prior written notice (in the form of an Officers' Certificate) of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Administrative Agent may request and (ii) with respect to such new location, such Pledgor shall have taken all action reasonably satisfactory to the Administrative Agent to maintain the perfection and priority of the security interest of the Administrative Agent for the benefit of the Secured Parties in the Pledged Collateral intended to be granted hereby, including, without limitation, where the value of the Collateral owned by such Pledgor and located at such new location, together with the value of

Collateral owned by any other Pledgor and located at such new location, exceeds or may exceed Cdn.$2,000,000, using commercially reasonable efforts to obtain waivers of landlord's or warehousemen's and/or bailee's liens with respect to such new location, if applicable.

        SECTION 4.7. Corporate Names; Prior Transactions.

        Such Pledgor has not, during the past five years, been known by or used any other corporate or fictitious name or been a party to any amalgamation, merger or consolidation, or acquired all or substantially all of the assets of any person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in Schedules 1(a), 1(b), 1(c) and 4 annexed to the Perfection Certificate.

        SECTION 4.8. Due Authorization and Issuance.

        All of the Initial Pledged Shares have been, and to the extent any Pledged Shares are hereafter issued, such shares will be, upon such issuance, duly authorized, validly issued and fully paid and non-assessable. All of the Initial Pledged Interests have been fully paid for, and there is no amount or other obligation owing by any Pledgor to any issuer of the Initial Pledged Interests in exchange for or in connection with the issuance of the Initial Pledged Interests or any Pledgor's status as a partner or a member of any issuer of the Initial Pledged Interests.

        SECTION 4.9. No Conflicts, Consents, etc.

        No consent of any party (including, without limitation, equity holders or creditors of such Pledgor) and no consent, authorization, approval, license or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other person is required (A) for the pledge by such Pledgor of the Pledged Collateral pledged by it as of the date hereof pursuant to this Agreement or for the execution, delivery or performance hereof by such Pledgor, (B) for the exercise by the Administrative Agent of the voting or other rights provided for in this Agreement or (C) for the exercise by the Administrative Agent of the remedies in respect of the Pledged Collateral pledged by such Pledgor as of the Amendment Effective Date, except in each case, for those consents, authorizations, approval, licenses, other actions, notices or filings, the failure of which to obtain or complete could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. In the event that the Administrative Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other person therefor, then, upon the reasonable request of the Administrative Agent, such Pledgor agrees to use its commercially reasonable efforts to assist and aid the Administrative Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

        SECTION 4.10. Pledged Collateral.

        All information set forth herein, including the schedules annexed hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party in connection with this Agreement, in each case, relating to the Pledged Collateral, is accurate and complete in all material respects. The Pledged Collateral described on the schedules annexed to the Perfection Certificate constitutes all of the property of such type of

Pledged Collateral (other than Intellectual Property Collateral) owned or held by the Pledgors. The Intellectual Property Collateral described in Schedule 12 annexed to the Perfection Certificate constitutes all of the registered Intellectual Property (and all applications therefor) owned or held by the Pledgors, other than Intellectual Property Collateral acquired from Outboard Marine Corporation and that has been abandoned or which the relevant Pledgor does not intend to maintain, none of which is material to the business or operations of such Pledgor.

        SECTION 4.11. Insurance.

        In the event that the proceeds of any insurance claim are paid after the Administrative Agent has exercised its right to foreclose after an Event of Default such proceeds shall be paid to the Administrative Agent to satisfy any deficiency remaining after such foreclosure. The Administrative Agent shall retain its interest in the insurance policies required to be maintained pursuant to this Agreement during any redemption period.

        SECTION 4.12. Payment of Taxes; Compliance with Laws; Contesting Liens; Claims.

        Each Pledgor represents and warrants that all Claims imposed upon or assessed against the Pledged Collateral have been paid and discharged except to the extent such Claims constitute a Lien not yet due and payable or are Permitted Liens. Each Pledgor shall comply with all Requirements of Law applicable to the Pledged Collateral the failure to comply with which would, individually or in the aggregate, have a Material Adverse Effect. Each Pledgor may at its own expense contest the validity, amount or applicability of any Claims so long as the contest thereof shall be conducted in accordance with, and permitted pursuant to the provisions of, the Credit Agreement. Notwithstanding the foregoing provisions of this Section 4.12, (i) no contest of any such obligation may be pursued by such Pledgor if such contest would reasonably be expected to expose the Administrative Agent or any other Secured Party to (A) any possible criminal liability or (B) any additional civil liability for failure to comply with such obligations unless such Pledgor shall have furnished a bond or other security therefor satisfactory to the Administrative Agent, or such Secured Party, as the case may be and (ii) if at any time payment or performance of any obligation contested by such Pledgor pursuant to this Section 4.12 shall become necessary to prevent the imposition of remedies because of non-payment, such Pledgor shall pay or perform the same, in sufficient time to prevent the imposition of remedies in respect of such default or prospective default.

ARTICLE V

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

        SECTION 5.1. Pledge of Additional Securities Collateral.

        Each Pledgor shall, upon obtaining any Pledged Securities or Intercompany Notes of any person, accept the same in trust for the benefit of the Administrative Agent and forthwith deliver to the Administrative Agent a pledge amendment, duly executed by such Pledgor, in substantially the form of Exhibit 2 annexed hereto (each, a "Pledge Amendment"), and the certificates and other documents required under Section 3.1 and Section 3.2 hereof in respect of the additional Pledged Securities or Intercompany Notes which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Securities or Intercompany Notes. Each Pledgor hereby authorizes the Administrative Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Securities or Intercompany Notes listed on any Pledge Amendment delivered to the Administrative Agent shall for all purposes hereunder be considered Pledged Collateral.

        SECTION 5.2. Voting Rights; Distributions; etc.

        (i) Unless and until an Event of Default has occurred and is continuing:

        (A) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights and powers inuring to an owner of the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Credit Agreement or any other document evidencing the Obligations; provided, however, that no Pledgor shall in any event exercise such rights in any manner which could reasonably be expected to have a Material Adverse Effect.

        (B) Each Pledgor shall be entitled to receive and retain any and all Distributions, but only if and to the extent made in accordance with the provisions of the Credit Agreement; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be forthwith delivered to the Administrative Agent to hold as Pledged Collateral and shall, if received by any Pledgor, be segregated from the other property or funds of such Pledgor and be forthwith delivered to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

        (C) The Administrative Agent shall be deemed without further action or formality to have granted to each Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such instruments as such Pledgor may reasonably request in order to permit such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 5.2(i)(A) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 5.2(i)(B) hereof.

        (ii) Upon the occurrence and during the continuance of any Event of Default:

        (A) All rights of each Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.2(i)(A) hereof without any action, other than, in the case of any Securities Collateral, or the giving of any notice shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights.

        (B) All rights of each Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.2(i)(B) hereof shall cease and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions.

        (iii) Each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Administrative Agent appropriate instruments as the Administrative Agent may request in order to permit the Administrative Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5.2(i)(A) hereof and to receive all Distributions which it may be entitled to receive under Section 5.2(i)(B) hereof.

        (iv) All Distributions which are received by any Pledgor contrary to the provisions of Section 5.2(i)(B) hereof shall be received subject to the security interest of the Administrative Agent created hereby, shall be segregated from other funds of such Pledgor and shall promptly be paid over to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

        SECTION 5.3. Organizational Documents.

        Each Pledgor shall deliver to the Administrative Agent a copy of any notice of default given or received by it under any Organizational Document within fifteen (15) days after such Pledgor gives or receives such notice. No Pledgor will terminate or agree to terminate any Organizational Document or make any amendment or modification to any Organizational Document which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        SECTION 5.4. Defaults, etc.

        Such Pledgor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Pledgor is a party relating to the Pledged Securities pledged by it, and such Pledgor is not in violation of any other material provisions of any such agreement to which such Pledgor is a party, or otherwise in default or violation thereunder. No Securities Collateral pledged by such Pledgor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any person with respect thereto, and as of the date hereof, after giving effect to the transactions contemplated by the BRP Acquisition Agreement and both before and after the Amalgamation, there are no certificates, instruments, documents or other writings (other than the Organizational Documents and certificates, if any, delivered to the Administrative Agent) which evidence any Pledged Securities of such Pledgor.

        SECTION 5.5. Certain Agreements of Pledgors as Issuers and Holders of Equity Interests.

        (i) In the case of each Pledgor which is an issuer of Securities Collateral, such Pledgor agrees to be bound by the terms of this Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.

        (ii) In the case of each Pledgor which is a partner in a partnership, limited liability company or other entity, such Pledgor hereby consents to the extent required by the applicable Organizational Document to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Interests in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Interests to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted partner or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner or a limited partner or member, as the case may be.

        ARTICLE VI

        CERTAIN PROVISIONS CONCERNING INTELLECTUAL PROPERTY COLLATERAL

        SECTION 6.1. Grant of License.

        For the purpose of enabling the Administrative Agent to exercise rights and remedies under Article IX hereof at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Pledgor hereby grants to the Administrative Agent, exercisable upon the occurrence and during the continuation of an Event of Default, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Pledgor) to use, assign, license or sublicense any of the Intellectual Property Collateral now owned or hereafter acquired by such Pledgor, wherever the same may be located, including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

        SECTION 6.2. Protection of Administrative Agent's Security.

        On a continuing basis, each Pledgor shall, at its sole cost and expense, (i) promptly following its becoming aware thereof, notify the Administrative Agent of (A) any materially adverse determination in any proceeding in the offices maintained under the Trade Marks Act (Canada) and the Patent Act (Canada), or any equivalent offices maintained under the laws of any other jurisdiction, with respect to any Patent, Industrial Design, Trademark or Copyright material to the conduct of such Pledgor's business or (B) the institution of any proceeding or any materially adverse determination in any federal, provincial, state or local court or administrative body regarding such Pledgor's claim of ownership in or right to use any of the Intellectual Property Collateral material to the conduct of such Pledgor's business, its right to register such Intellectual Property Collateral or its right to keep and maintain such registration in full force and effect, (ii) use reasonable efforts to maintain and protect the Intellectual Property Collateral material to the conduct of such Pledgor's business (iii) not permit to lapse or become abandoned any Intellectual Property Collateral material to the conduct of such Pledgor's business, and not settle or compromise any pending or future litigation or administrative proceeding with respect to such Intellectual Property Collateral, in each case except as shall be consistent with commercially reasonable business judgment (provided that such Pledgor shall have exercised reasonable business judgment if, among other things, it deems in good faith that such Intellectual Property Collateral is not material to the conduct of its business), (iv) upon such Pledgor obtaining knowledge thereof, promptly notify the Administrative Agent of any event which may be reasonably expected to materially and adversely affect the value or utility of the Intellectual Property Collateral or any portion thereof material to the conduct of such Pledgor's business, the ability of such Pledgor or the Administrative Agent to dispose of such Intellectual Property Collateral or any portion thereof or the rights and remedies of the Administrative Agent in relation thereto including, without limitation, a levy or threat of levy or any legal process against such Intellectual Property Collateral or any portion thereof, (v) not license the Intellectual Property Collateral other than licenses entered into by such Pledgor in, or incidental to, the ordinary course of business, or amend or permit the amendment of any of the licenses in a manner that materially and adversely affects the right to receive payments thereunder, or in any manner that would materially impair the value of any Intellectual Property Collateral material to the conduct of such Pledgor's business or the Lien on and security interest in any such Intellectual Property Collateral intended to be granted to the Administrative Agent for the benefit of the Secured Parties, without the consent of the Administrative Agent (such consent not to be unreasonably withheld), (vi) until the Administrative Agent exercises its rights to make collection, use commercially reasonable efforts to keep adequate records respecting the Intellectual Property Collateral and (vii) furnish to the Administrative Agent from time to time upon the Administrative Agent's reasonable request therefor detailed statements and amended schedules further identifying and describing the material Intellectual Property Collateral and such other materials evidencing or reports pertaining to such Intellectual Property Collateral as the Administrative Agent may from time to time request. Nothing in this Agreement prevents any Pledgor from discontinuing the use or maintenance of its Intellectual Property Collateral if such Pledgor determines in good faith that such discontinuance is desirable in the conduct of its business, to the extent permitted by the Credit Agreement.

        SECTION 6.3. After-Acquired Property.

        If any Pledgor shall, at any time before the Obligations have been fulfilled and paid in full (other than contingent indemnification obligations which, pursuant to the provisions of the Credit Agreement or the Security Documents, survive the termination thereof), (i) obtain any rights to any additional Intellectual Property Collateral or (ii) become entitled to the benefit of any additional Intellectual Property Collateral or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property Collateral, or any improvement on any Intellectual Property Collateral, the provisions hereof shall automatically apply thereto and any such item enumerated in clause (i) or (ii) of this Section 6.3 with respect to such Pledgor shall automatically constitute Intellectual Property Collateral if such would have constituted Intellectual Property Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party. Each Pledgor shall, as promptly as reasonably practicable but in no event later than the next date on which the Canadian Borrower is required to deliver information to the Administrative Agent under Section 6.1 of the Credit Agreement, (i) provide to the Administrative Agent written notice of any of the foregoing and (ii) confirm the attachment of the Lien and security interest created by this Agreement to any rights described in clauses (i) and

(ii) of the immediately preceding sentence of this Section 6.3 by execution of an instrument in form reasonably acceptable to the Administrative Agent.

        SECTION 6.4. Modifications.

        Each Pledgor authorizes the Administrative Agent to modify this Agreement by amending Schedules 12(a) and 12(b) annexed to the Perfection Certificate solely to include any Intellectual Property Collateral acquired or arising after the date hereof of such Pledgor including, without limitation, any of the items listed in Section 6.3 hereof.

        SECTION 6.5. Litigation.

        Unless there shall occur and be continuing any Event of Default, each Pledgor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Pledgors, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property Collateral. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of any Pledgor, the Administrative Agent or the other Secured Parties to enforce the Intellectual Property Collateral material to the conduct of a Pledgor's business and any license thereunder. In the event of such suit, each Pledgor shall, at the reasonable request of the Administrative Agent, do any and all lawful acts and execute any and all documents requested by the Administrative Agent in aid of such enforcement and the Pledgors shall promptly reimburse and indemnify the Administrative Agent, as the case may be, for all reasonable costs and out-of-pocket expenses incurred by the Administrative Agent in the exercise of its rights under this Section 6.5 in accordance with Section 11.5 of the Credit Agreement. In the event that the Administrative Agent shall elect not to bring suit to enforce the Intellectual Property Collateral, each Pledgor agrees, at the reasonable request of the Administrative Agent, to take all commercially reasonable actions necessary, whether by suit, proceeding or other action, to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Intellectual Property Collateral by others and for that purpose agrees to diligently maintain any suit, proceeding or other action against any person so infringing necessary to prevent such infringement.

ARTICLE VII

CERTAIN PROVISIONS CONCERNING ACCOUNTS

        SECTION 7.1. Maintenance of Records.

        Each Pledgor shall keep and maintain at its own cost and expense complete records of each Account, in a manner consistent with standard business practice, including, without limitation, records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto. Each Pledgor shall, at such Pledgor's sole cost and expense, upon the Administrative Agent's demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Accounts, including, without limitation, all documents evidencing Accounts and any books and records relating thereto to the Administrative Agent or to its representatives (copies of which evidence and books and records may be retained by such Pledgor). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may transfer a full and complete copy of any Pledgor's books, records, credit information, reports, memoranda and all other writings relating to the Accounts to and for the use by any person that has acquired or is contemplating acquisition of an interest in the Accounts or the Administrative Agent's security interest therein without the consent of any Pledgor.

        SECTION 7.2. Legend.

        Each Pledgor shall legend, at the request of the Administrative Agent made at any time after the occurrence of any Event of Default and in form and manner reasonably satisfactory to the Administrative Agent, the Accounts and the other books, records and documents of such Pledgor evidencing or pertaining to the Accounts with an appropriate reference to the fact that the Accounts have been assigned to the Administrative Agent for the benefit of the Secured Parties and that the Administrative Agent has a security interest therein.

        SECTION 7.3. Modification of Terms, etc.

        No Pledgor shall rescind or cancel any indebtedness evidenced by any Account or modify any term thereof or make any adjustment with respect thereto except in the ordinary course of business, or extend or renew any such indebtedness except in the ordinary course of business or compromise or settle any dispute, claim, suit or legal proceeding relating thereto or sell any Account or interest therein except in the ordinary course of business without the prior written consent of the Administrative Agent (not to be unreasonably withheld). Each Pledgor shall timely fulfill all obligations on its part to be fulfilled under or in connection with the Accounts.

        SECTION 7.4. Collection.

        Each Pledgor shall cause to be collected from the account debtor of each of the Accounts, as and when due in the ordinary course of business (including, without limitation, Accounts that are delinquent, such Accounts to be collected in accordance with generally accepted commercial collection procedures), any and all amounts owing under or on account of such Account (other than the collection of Accounts which the Pledgor determines in good faith for valid business reasons should not be collected), and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account, except that any Pledgor may, with respect to an Account, allow in the ordinary course of business (i) a refund or credit due as a result of returned or damaged or defective merchandise and (ii) such extensions of time to pay amounts due in respect of Accounts and such other modifications of payment terms or settlements in respect of Accounts as shall be commercially reasonable in the circumstances, all in accordance with such Pledgor's ordinary course of business. The reasonable costs and out-of-pocket expenses (including, without limitation, reasonable attorneys' fees) of collection, in any case, whether incurred by any Pledgor, the Administrative Agent or any other Secured Party, shall be paid by the Pledgors.

ARTICLE VIII

TRANSFERS

        SECTION 8.1. Transfers of Pledged Collateral.

        No Pledgor shall sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral pledged by it hereunder except as permitted by the Credit Agreement.

ARTICLE IX

REMEDIES

        SECTION 9.1. Remedies.

        Upon the occurrence and during the continuance of any Event of Default the Administrative Agent may from time to time exercise in respect of the Pledged Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it:

        (i) Personally, or by agents or attorneys, immediately take possession of the Pledged Collateral or any part thereof, from any Pledgor or any other person who then has possession of any part thereof with or without notice or process of law, and for that purpose may, to the extent permitted under applicable law, enter upon any Pledgor's premises where any of the Pledged Collateral is located, remove such Pledged Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Pledged Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Pledgor;

        (ii) Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Pledged Collateral including, without limitation, instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Pledged Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Administrative Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, prior to receipt by any such obligor of such instruction, such Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of the Administrative Agent and shall promptly (but in no event later than two (2) Business Days after receipt thereof) pay such amounts to the Administrative Agent;

        (iii) Sell, assign, grant a license to use or otherwise liquidate, or direct any Pledgor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Pledged Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;

        (iv) Take possession of the Pledged Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to the Administrative Agent at any place or places so designated by the Administrative Agent, in which event such Pledgor shall at its own expense: (A) forthwith cause the same to be moved to the place or places designated by the Administrative Agent and there delivered to the Administrative Agent, (B) store and keep any Pledged Collateral so delivered to the Administrative Agent at such place or places pending further action by the Administrative Agent and (C) while the Pledged Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. Each Pledgor's obligation to deliver the Pledged Collateral as contemplated in this Section 9.1(iv) is of the essence hereof. Upon application to a court of equity having jurisdiction, the Administrative Agent shall be entitled to seek a decree requiring specific performance by any Pledgor of such obligation;

        (v) Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Pledgor, including, without limitation, in the Collateral Account, constituting Pledged Collateral for application to the Obligations as provided in Article X hereof;

        (vi) Retain and apply the Distributions to the Obligations as provided in Article X hereof;

        (vii) Exercise any and all rights as beneficial and legal owner of the Pledged Collateral, including, without limitation, perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Pledged Collateral; and

        (viii) Exercise all the rights and remedies of a secured party under the PPSA or otherwise arising at law or in equity, and the Administrative Agent may also in its sole discretion, without notice except as specified in Section 9.2 hereof, sell, assign or grant a license to use the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as are commercially reasonable. The Administrative Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of any or all of the Pledged Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Obligations owed to such person as a credit on account of the purchase price of any Pledged Collateral payable by such person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Administrative Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Administrative Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

        SECTION 9.2. Notice of Sale.

        Each Pledgor acknowledges and agrees that, upon the occurrence and during the continuance of any Event of Default, to the extent notice of sale or other disposition of Pledged Collateral shall be required by law, fifteen (15) days' prior notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters.

        SECTION 9.3. Waiver of Notice and Claims.

        Each Pledgor hereby waives, upon the occurrence and during the continuance of any Event of Default, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Administrative Agent's taking possession or the Administrative Agent's disposition of any of the Pledged Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under law, and each Pledgor hereby further waives, to the fullest extent permitted by applicable law: (i) all damages occasioned by such taking of possession, except to the extent caused by the gross negligence, bad faith or willful misconduct of the Administrative Agent, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Administrative Agent's rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. The Administrative Agent shall not be liable for any incorrect or improper payment made pursuant to this Article IX in the absence of gross negligence, bad faith or willful misconduct. Any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.

        SECTION 9.4. Certain Sales of Pledged Collateral.

        (i) Each Pledgor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral under this Article IX, to limit purchasers to those who meet the requirements of such Governmental Authority. Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, the Administrative Agent shall have no obligation to engage in public sales.

        (ii) Each Pledgor recognizes that, by reason of certain prohibitions contained in the applicable law, the Administrative Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral and Investment Property under this Article IX, to limit purchasers to persons who will agree, among other things, to acquire such Securities Collateral or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Administrative Agent than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a prospectus filed under applicable securities law), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral or Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

        (iii) If the Administrative Agent determines to exercise its right to sell any or all of the Securities Collateral or Investment Property under this Article IX, upon written request, the applicable Pledgor shall from time to time furnish to the Administrative Agent all such information as the Administrative Agent may request in order to determine the number of securities included in the Securities Collateral or Investment Property which may be sold by the Administrative Agent as exempt transactions under applicable law, as the same are from time to time in effect.

        (iv) Each Pledgor further agrees that a breach of any of the covenants contained in this Section 9.4 could cause irreparable injury to the Administrative Agent and other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that the Administrative Agent may seek specific enforcement of each and every covenant contained in this Section 9.4.

        SECTION 9.5. No Waiver; Cumulative Remedies.

        (i) No failure on the part of the Administrative Agent to exercise, no course of dealing with respect to, and no delay on the part of the Administrative Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy; nor shall the Administrative Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

            (ii) In the event that the Administrative Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Administrative Agent, then and in every such case, the Pledgors, the Administrative Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral (except for determinations made in such proceedings), and all rights, remedies and powers of the Administrative Agent and the other Secured Parties shall continue as if no such proceeding had been instituted (except for determinations made in such proceedings).

            SECTION 9.6. Certain Additional Actions Regarding Intellectual Property.

            Upon the occurrence and during the continuance of an Event of Default:

            (a) upon the written demand of the Administrative Agent, each Pledgor shall execute and deliver to the Administrative Agent an assignment or assignments of the registered Patents, Industrial Designs, Trademarks and/or Copyrights and such other documents as are necessary or appropriate to carry out the intent and purposes hereof;

            (b) each Pledgor will, at the request of the Administrative Agent, use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each License owned by a third party to effect the assignment of all such Pledgor's right, title and interest thereunder to the Administrative Agent; and

            (c) within five (5) Business Days of written notice thereafter from the Administrative Agent, each Pledgor shall make available to the Administrative Agent, to the extent within such Pledgor's power and authority, such personnel in such Pledgor's employ on the date of the Event of Default as the Administrative Agent may reasonably designate to permit such Pledgor to continue, directly or indirectly, to produce, advertise and sell the products and services sold by such Pledgor under the registered Patents, Trademarks and/or Copyrights owned by such Pledgor or licensed and validly assigned to the Administrative Agent, and such persons shall be available to perform their prior functions on the Administrative Agent's behalf.

ARTICLE X

COLLATERAL ACCOUNT/PROCEEDS OF CASUALTY EVENTS AND COLLATERAL
DISPOSITIONS/APPLICATION OF PROCEEDS

            SECTION 10.1. Collateral Account

            The Canadian Borrower shall establish and maintain a U.S. dollar, Canadian dollar and Euro interest-bearing cash collateral account (collectively, the "Collateral Account") at the Relevant Payment Branch of the Canadian Borrower. Amounts on deposit in the Collateral Accounts from time to time shall only be withdrawn by the Canadian Borrower or released or applied by the Administrative Agent as provided in the Credit Agreement or herein, as applicable.

            SECTION 10.2. Proceeds of Casualty Events and Collateral Dispositions.

            The Pledgors shall take all actions required by the Credit Agreement with respect to any Net Available Proceeds of any Casualty Event or from the sale or disposition of any Pledged Collateral.

            SECTION 10.3. Application of Proceeds.

            The proceeds received by the Administrative Agent in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Administrative Agent of its remedies shall be applied, together with any other sums then held by the Administrative Agent pursuant to this Agreement, in accordance with the Credit Agreement.

ARTICLE XI

MISCELLANEOUS

            SECTION 11.1. Concerning Administrative Agent.

            (i) The Administrative Agent has been appointed as administrative agent pursuant to the Credit Agreement. The actions of the Administrative Agent hereunder are subject to the provisions of the Credit Agreement. The Administrative Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of the Pledged Collateral), in accordance with this Agreement and the Credit Agreement. The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may resign and a successor Administrative Agent may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as the Administrative Agent by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent under this Agreement, and the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Administrative Agent.

            (ii) The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Administrative Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Administrative Agent nor any of the other Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Administrative Agent or any other Secured Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any person with respect to any Pledged Collateral.

            (iii) The Administrative Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

            (iv) If any item of Pledged Collateral also constitutes collateral granted to the Administrative Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the Administrative Agent, in its sole discretion, shall select which provision or provisions shall control.

            (v) The Administrative Agent may grant extensions of time for the execution of any agreement or other document hereunder or the creation or perfection of security interests with respect to Collateral, if it determines that execution, creation or perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement.

                (vi) Notwithstanding anything contained in this Agreement or any other Credit Document to the contrary, the Administrative Agent hereby acknowledges and agrees that none of the following actions shall be taken without the prior written consent of the Lenders: (A) exercise any rights with respect to any pledge agreement or any stock pledged thereunder; or (B) purchase or otherwise acquire any direct ownership interest in any real property owned by any Obligor or any subsidiary thereof, whether through purchase upon foreclosure of any lien granted to the Administrative Agent for the benefit of the Secured Parties under this Agreement or any other Security Document or any Mortgage or otherwise. The foregoing shall in no way limit the ability of the Administrative Agent to perform its duties thereunder.

            SECTION 11.2. Administrative Agent May Perform; Administrative Agent Appointed Attorney-in-Fact.

            If any Pledgor shall fail to perform any covenants contained in this Agreement (including, without limitation, such Pledgor's covenants to (i) pay the premiums in respect of all required insurance policies hereunder, (ii) pay Claims, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of such Pledgor under any Pledged Collateral) or if any warranty on the part of any Pledgor contained herein shall be breached, the Administrative Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Administrative Agent shall in no event be bound to inquire into the validity of any tax, lien, imposition or other obligation which such Pledgor fails to pay or perform as and when required hereby and which such Pledgor does not contest in accordance in accordance with the provision of Section 4.12 hereof. Any and all amounts so expended by the Administrative Agent shall be paid by the Pledgors in accordance with the provisions of Section 11.5 of the Credit Agreement. Neither the provisions of this Section 11.2 nor any action taken by the Administrative Agent pursuant to the provisions of this Section 11.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of warranty from constituting an Event of Default. Each Pledgor hereby appoints the Administrative Agent its attorney-in-fact upon the occurrence and during the continuance of an Event of Default, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time in the Administrative Agent's discretion to take any action and to execute any instrument consistent with the terms of the Credit Agreement, this Agreement and the other Security Documents which the Administrative Agent may deem necessary to accomplish the purposes hereof. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

            SECTION 11.3. Continuing Security Interest; Assignment; Acknowledgement.

            (a) This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) be binding upon the Pledgors, their respective successors and assigns and (ii) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and the other Secured Parties and each of their respective successors, transferees and assigns. No other persons (including, without limitation, any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Credit Agreement and any Hedging Agreement. Each Pledgor acknowledges receipt of (i) a true copy of this Agreement, and (ii) a true copy of a financing statement registered under the PPSA evidencing the security interest created hereby.

            (b) Each Pledgor hereby acknowledges and agrees to the pledge of shares, quotas, units or other equity interests, as applicable, by its shareholder, quotaholder, unitholder, partner or other equity holder, as applicable, contained in this Agreement. Each Pledgor hereby affirms its prior grant of security interests under this Agreement as of December 18, 2003 (or such later date on which it became party to this Agreement) in favour of the Administrative Agent and the other Secured Parties. Without limiting the foregoing, it is expressly understood and agreed that all security interests, assignments and liens granted by the Pledgors in favour of the Administrative Agent for the benefit of itself and the other Secured Parties in this Agreement in connection with the Original Credit Agreement are not terminated hereby, but continue and remain in full force and effect, subject to the terms and provisions hereof. With respect to the pledge of the quotas of BRP Hungary held by the Canadian Borrower, 4279174 Canada Inc., and any other Pledgor from time to time, each of the Canadian Borrower, 4279174 Canada Inc.

and each such other Pledgor agrees that it shall provide notice to BRP Hungary of the pledge pursuant to this agreement and shall, or shall cause BRP Hungary to (a) make a notation on the list of quotaholders referring to such pledge, (b) submit the notated list of quotaholders to the Court of Registration in Hungary, and (c) retain or deliver to BRP Hungary, as applicable, a copy of the submitted list of quotaholders.

            SECTION 11.4. Termination; Release.

            (a) This Agreement and the Liens and security interests granted hereby shall terminate when all the Obligations (other than wholly contingent indemnification obligations) then due and owing have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement.

            (b) A Pledgor shall automatically be released from its obligations hereunder and the Liens on and security interests granted in the Pledged Collateral of such Pledgor under this Agreement shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Pledgor ceases to be an Obligor.

            (c) Upon any sale or other transfer by any Pledgor of any Pledged Collateral that is permitted under the Credit Agreement to any person that is not a Pledgor, or upon the effectiveness of any written consent to the release of the Liens on and security interests granted in the Pledged Collateral of such Pledgor under this Agreement in any Pledged Collateral pursuant to Section 11.6 of the Credit Agreement, the Liens and security interests granted in such Pledged Collateral under this Agreement shall be automatically released.

            (d) In connection with any termination or release pursuant to paragraphs (a) through (c) above, the Administrative Agent shall, at the sole cost and expense of the Pledgors, execute and deliver to any Pledgor all documents that such Pledgor shall reasonably request to evidence such termination or release, and assign, transfer and deliver to such Pledgor, against receipt and without recourse to or warranty by the Administrative Agent except as to the fact that the Administrative Agent has not encumbered the released assets, such of the Pledged Collateral to be released (in the case of a release) as may be in possession of (or, in the case of uncertificated securities, registered in the name of) the Administrative Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof.

            SECTION 11.5. Modification in Writing.

            No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Obligations, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

            SECTION 11.6. Notices.

            Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, as to any Pledgor, addressed to it at the address of such Pledgor set forth in the Credit Agreement and as to the Administrative Agent, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 11.6.

            SECTION 11.7. GOVERNING LAW.

            THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

            SECTION 11.8. CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

            ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PLEDGOR WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE PROVINCE OF ONTARIO AND ALL COURTS COMPETENT TO HEAR APPEALS THEREFROM AND BY EXECUTION AND DELIVERY HEREOF, EACH PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH PLEDGOR AGREES THAT SERVICE OF PROCESS IN ANY PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE CANADIAN BORROWER AT ITS ADDRESS SET FORTH IN THE CREDIT AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO. IF ANY AGENT APPOINTED BY ANY PLEDGOR REFUSES TO ACCEPT SERVICE, SUCH PLEDGOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT TO BRING PROCEEDINGS AGAINST ANY PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION.

            THE PLEDGORS HEREBY IRREVOCABLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION,

            PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            SECTION 11.9. Severability of Provisions.

            Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            SECTION 11.10. Execution in Counterparts.

            This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

            SECTION 11.11. Business Days.

            In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

            SECTION 11.12. No Credit for Payment of Taxes or Imposition.

            No Pledgor shall be entitled to any credit against the principal, premium, if any, or interest payable under the Credit Agreement, and such Pledgor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Taxes on the Pledged Collateral or any part thereof.

            SECTION 11.13. No Claims Against Administrative Agent.

            Nothing contained in this Agreement shall constitute any consent or request by the Administrative Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Pledged Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Administrative Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

            SECTION 11.14. No Release.

            Nothing set forth in this Agreement shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor's part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any person under or in respect of any of the Pledged Collateral or shall impose any obligation on the Administrative Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Pledgor's part to be so performed or observed or shall impose any liability on the Administrative Agent or any other Secured Party for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement, the Credit Agreement or the other Credit Documents, or under or in respect of the Pledged Collateral or made in connection herewith or therewith. The obligations of each Pledgor contained in this Section 11.14 shall survive the termination hereof and the discharge of such Pledgor's other obligations under this Agreement, the Credit Agreement and the other Credit Documents.

            SECTION 11.15. Obligations Absolute.

            All obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:

            (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Pledgor;

            (ii) any lack of validity or enforceability of the Credit Agreement, any Hedging Agreement or any other Credit Document, or any other agreement or instrument relating thereto;

            (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any Hedging Agreement or any other Credit Document or any other agreement or instrument relating thereto;

            (iv) any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;

            (v) any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Credit Agreement, any Hedging Agreement or any other Credit Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 11.5 hereof; or

(vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the Pledgors and the Administrative Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

BOMBARDIER RECREATIONAL
PRODUCTS INC., as Pledgor

By: _________________
Name:
Title:

J.A. BOMBARDIER (J.A.B.) INC., as
Pledgor

By: ________________
Name:
Title:

4186524 CANADA INC., as Pledgor

By: _________________
Name:
Title:

4279174 CANADA INC., as Pledgor

By: _________________
Name:
Title:

Signature Page to Amended and Restated Canadian Security Agreement

BRP NOVA SCOTIA ULC, as Pledgor

By: __________________
Name:
Title:

Amended and Restated Canadian Security Agreement

BANK OF MONTREAL
as Administrative Agent

By: _________________
Name:
Title:

S- 1

Acknowledgement to this Agreement:

Without limiting the generality of any other provision of this Agreement, and, subject to applicable law, each of the undersigned hereby acknowledges and agrees to the pledge of shares, quotas or units, as applicable, by its shareholder, quotaholder or partner, as applicable, contained in this Agreement. Subject to applicable law, each of the undersigned hereby confirms and, to the extent necessary agrees that the sureties, documents and agreements to which the undersigned is a party listed in the attached Schedule A are and will remain in full force and effect, unamended and continue to secure the Obligations under the Credit Agreement, and each undertakes to perform, to the extent necessary, any and all formalities necessary or useful in relation thereto.

[signature blocks to Acknowledgement to this Agreement on next page]

Acknowledged and agreed to the above:

BRP JAPAN LTD.

By:	______________
Name:
Title:
By:
Name:
Title:

BRP (BARBADOS) INC.

By:	________________
Name:
Title:

BRP	HOLDINGS (HUNGARY) ASSET
MANAGEMENT LIMITED		LIABILITY
COMPANY

By:	_________________
Name:
Title:
By:	_________________
Name:
Title:

Signature page to Amended and Restated Canadian Security Agreement - Acknowledgement

BRP (LUXEMBOURG) 1 S.à.r.l.

By:
Name:
Title:

BRP (LUXEMBOURG) 2 S.à.r.l.

By:
Name:
Title:

BRP (LUXEMBOURG) 3 S.à.r.l.

By:
Name:
Title:

BRP (LUXEMBOURG) 4 S.à.r.l.

By:
Name:
Title:

BRP (LUXEMBOURG) 5 S.à.r.l.

By:
Name:
Title:

Signature page to Amended and Restated Canadian Security Agreement - Acknowledgement

SCHEDULE A

DOCUMENTS

  Agreement on Pledge of Intercompany Receivables, dated as of December 18, 2003, between BRP (Luxembourg) 5 S.à r.l. and Bank of Montreal, as Administrative Agent.

  Pledge Agreement, dated as of December 18, 2003, between Bombardier Recreational Products Inc., Bank of Montreal, as Administrative Agent, and BRP (Luxembourg) 1 S.à r.l.

  Pledge Agreement, dated as of December 18, 2003, between BRP (Luxembourg) 1 S.à r.l., Bank of Montreal, as Administrative Agent, and BRP (Luxembourg) 2 S.à r.l.

  Pledge Agreement, dated as of December 18, 2003, between BRP (Luxembourg) 2 S.à r.l., Bank of Montreal, as Administrative Agent, and BRP (Luxembourg) 3 S.à r.l.

  Pledge Agreement, dated as of December 18, 2003, between BRP (Luxembourg) 3 S.à r.l., Bank of Montreal, as Administrative Agent, and BRP (Luxembourg) 4 S.à r.l.

  Pledge Agreement, dated as of December 18, 2003, between BRP (Luxembourg) 4 S.à r.l., Bank of Montreal, as Administrative Agent, and BRP (Luxembourg) 5 S.à r.l.

  Pledge Agreement, dated as of December 18, 2003, between BRP (Barbados) Inc., Bank of Montreal, as Administrative Agent, and BRP (Luxembourg) 5 S.à r.l.

  Pledge Agreement, dated as of December 18, 2003, between BRP (Barbados) Inc. and Bank of Montreal, as Administrative Agent.

  Belgian Share Pledge Agreement, dated as of December 18, 2003, between BRP (Luxembourg) 5 S.à r.l., Bank of Montreal, as Administrative Agent, and Bombardier Recreational Products Europe NV.

  Austrian Share Pledge Agreement, dated as of December 18, 2003, by and between BRP (Luxembourg) 5 S.à r.l. and Bank of Montreal, as Administrative Agent.

  Agreement on Pledge of Shares, dated as of December 18, 2003, between BRP (Luxembourg) 5 S.à r.l. and Bank of Montreal, as Administrative Agent.

  Share Charge Agreement, dated as of March 12, 2004, between Bombardier Recreational Products Japan Co. Ltd. and Bank of Montreal as Administrative Agent.

  Share Pledge Agreement, dated as of February 16, 2004, between Bombardier Recreational Products Inc. and Bank of Montreal, as Administrative Agent.

SCHEDULE 3.4

Locations for Landlord Lien Waivers/Bailee Letters

  615 Georges Cros, Granby, Québec, Canada J2J 1B4

  1061 Parent Street, St. Bruno, Québec, Canada J3V 6P1

  6815A 40th Street Southeast, Calgary, Alberta, Canada T2C 2W7

EXHIBIT 1

[Form of]

ISSUER'S ACKNOWLEDGMENT

The undersigned hereby (i) acknowledges receipt of a copy of that certain security agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement;" capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of December 18, 2003, as amended and restated as of February 9, 2005, made by Bombardier Recreational Products Inc., a corporation existing under the Canada Business Corporations Act (the "Canadian Borrower"), the Guarantors party thereto and Bank of Montreal, as Administrative Agent (in such capacity and together with any successors in such capacity, the "Administrative Agent"), (ii) agrees promptly to note on its books the security interests granted to the Administrative Agent and confirmed under the Security Agreement, (iii) agrees that in accordance with and subject to the terms of the Security Agreement it will comply with instructions of the Administrative Agent with respect to the applicable Securities Collateral without further consent by the applicable Pledgor, (iv) agrees to notify the Administrative Agent upon obtaining knowledge of any interest in favor of any person in the applicable Securities Collateral that is adverse to the interest of the Administrative Agent therein and (v) waives any right or requirement at any time hereafter to receive a copy of the Security Agreement in connection with the registration of any Securities Collateral thereunder in the name of the Administrative Agent or its nominee or the exercise of voting rights by the Administrative Agent or its nominee.

By:	__________________________
Name:
Title:

EXHIBIT 2

[Form of]

SECURITIES PLEDGE AMENDMENT

This Securities Pledge Amendment, dated as of [ ], is delivered pursuant to Section 5.1 of that certain security agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement;" capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of December 18, 2003, as amended and restated as of February 9, 2005, made by Bombardier Recreational Products Inc., a corporation existing under the Canada Business Corporations Act (the "Canadian Borrower"), the Guarantors party thereto and Bank of Montreal, as Administrative Agent (in such capacity and together with any successors in such capacity, the "Administrative Agent"). The undersigned hereby agrees that this Pledge Amendment may be attached to the Security Agreement and that the Pledged Securities and/or Intercompany Notes listed on this Pledge Amendment shall be deemed to be and shall become part of the Pledged Collateral and shall secure all Obligations.

PLEDGED SECURITIES

	CLASS			NUMBER OF	PERCENTAGE OF
	OF STOCK			SHARES	ALL ISSUED CAPITAL
	OR	PAR	CERTIFICATE	OR	OR OTHER EQUITY
ISSUER	INTERESTS	VALUE	NO(S).	INTERESTS	INTERESTS OF ISSUER

INTERCOMPANY NOTES

	PRINCIPAL	DATE OF	INTEREST	MATURITY
ISSUER	AMOUNT	ISSUANCE	RATE	DATE

[			],
as Pledgor

By:
Name:
Title:

AGREED TO AND ACCEPTED:

BANK OF MONTREAL, as Administrative Agent

By: _______________________
        Name:
        Title:

By:  _____________________
         Name:
         Title:

EXHIBIT 3

[Form of]

JOINDER AGREEMENT

[Name of New Pledgor]
[Address of New Pledgor]

[Date]

____________________

Ladies and Gentlemen:

Reference is made to that certain security agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement;" capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of December 18, 2003, as amended and restated as of February 9, 2005, made by Bombardier Recreational Products Inc., a corporation existing under the Canada Business Corporations Act (the "Canadian Borrower"), the Guarantors party thereto and Bank of Montreal, as Administrative Agent (in such capacity and together with any successors in such capacity, the "Administrative Agent").

This letter supplements the Security Agreement and is delivered by the undersigned, [     ] (the "New Pledgor"), pursuant to Section 3.5 of the Security Agreement. The New Pledgor hereby agrees to be bound as a Guarantor and as a Pledgor by all of the terms, covenants and conditions set forth in the Security Agreement to the same extent that it would have been bound if it had been a signatory to the Security Agreement on the execution date of the Security Agreement. The New Pledgor also hereby agrees to be bound as a party by all of the terms, covenants and conditions applicable to it set forth in Articles 6, 7 and 9 of the Credit Agreement to the same extent that it would have been bound if it had been a signatory to the Credit Agreement (as to Articles 6, 7 and 9 only) on the execution date of the Credit Agreement. Without limiting the generality of the foregoing, the New Pledgor hereby grants and pledges to the Administrative Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, a Lien on and security interest in, all of its right, title and interest in, to and under the Pledged Collateral and expressly assumes all obligations and liabilities of a Guarantor and Pledgor under the Credit Agreement and the Security Agreement. The New Pledgor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Pledgors contained in the Security Agreement and Article 5 of the Credit Agreement.

Annexed hereto are supplements to each of the schedules to the Security Agreement and the Credit Agreement, as applicable, with respect to the New Pledgor. Such supplements shall be deemed to be part of the Security Agreement or the Credit Agreement, as applicable.

This agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

IN WITNESS WHEREOF, the New Pledgor has caused this letter agreement to be executed and delivered by its duly authorized officer as of the date first above written.

[NEW PLEDGOR]

By: _____________________

Name:
Title:
AGREED TO AND ACCEPTED:
BANK OF MONTREAL,
as Administrative Agent

By: ______________________
Name:
Title:

By: ______________________
Name:
Title:

[Schedules to be attached]

EXHIBIT 4

[Form of]

CONTROL AGREEMENT CONCERNING SECURITIES ACCOUNTS

                                This Control Agreement Concerning Securities Accounts (this "Control Agreement"), dated as of [ ], by and among Bombardier Recreational Products Inc. (the "Canadian Borrower"), Bank of Montreal (the "Administrative Agent") and [ ] (the "Securities Intermediary"), is delivered pursuant to Section 3.4(c) of that certain security agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement"), dated as of December 18, 2003, as amended and restated as of February 9, 2005, made by and among the Borrower, each of the Guarantors listed on the signature pages thereto (together with the Borrower, the "Pledgors"), in favor of the Administrative Agent, as pledgee, assignee and secured party. This Control Agreement is entered into in connection with the security interests of the Secured Parties granted by the Pledgor in the Designated Securities Accounts described below. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Security Agreement.

                                Section 1. Confirmation of Establishment and Maintenance of Designated Accounts. The Securities Intermediary hereby confirms that (i) the Securities Intermediary has established for the Pledgor and maintains the securities account(s) listed in Schedule I annexed hereto (such account(s), together with each such other securities account maintained by the Pledgor with the Securities Intermediary collectively, the "Designated Accounts" and each a "Designated Account"), (ii) the Securities Intermediary shall, subject to the terms of this Control Agreement and the Security Agreement, treat the Pledgor as entitled to exercise the rights related to Investment Property which is credited to a Designated Account and (iii) all securities or other property which constitute Investment Property and which are credited to any Designated Account shall be registered in the name of the Securities Intermediary, endorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any item of Investment Property credited to any Designated Account be registered in the name of the Pledgor, payable to the order of the Pledgor or specially endorsed to the Pledgor, except to the extent the foregoing have been specially endorsed to the Securities Intermediary or in blank. For avoidance of doubt, it is noted that the term "Designated Accounts" as used in any security agreement or collateral agreement means both the Designated Accounts hereunder and the "Designated Accounts" in the comparable agreement entered into with respect to any other Pledgor.

                                Section 2. Subordination of Lien; Waiver of Set-Off. In the event that the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in any Designated Account or any Investment Property, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Administrative Agent. The financial assets and other items deposited to any Designated Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any Person other than the Secured Parties (except that the Securities Intermediary may set off (i) all amounts due to the Securities Intermediary in respect of its customary fees and expenses for the routine maintenance and operation of the Designated Accounts, including overdraft fees and amounts advanced to settle authorized transactions, and (ii) the face amount of any cheques or other items which have been credited to any Designated Account but are subsequently returned unpaid because of uncollected or insufficient funds).

                                Section 3. Choice of Law. Both this Control Agreement and the

                                Designated Accounts shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

                                Section 4. Conflict with Other Agreements; Amendments. As of the date hereof, there are no other agreements entered into between the Securities Intermediary and the Pledgor with respect to any Designated Account or any Securities credited thereto (other than standard and customary documentation with respect to the establishment and maintenance of such Designated Accounts). The Securities Intermediary and the Pledgor will not enter into any other agreement with respect to any Designated Account unless the Administrative Agent shall have received prior written notice thereof. The Securities Intermediary and the Pledgor will not enter into any other agreement with respect to creation or perfection of any security interest in, or control of Securities maintained in any of the Designated Accounts without the prior written consent of the Administrative Agent acting in its sole discretion. No amendment or modification of this Control Agreement or waiver of any rights hereunder shall be binding on any party hereto unless it is in writing and is signed by all the parties hereto.

                                Section 5. Certain Agreements.

                                (i) The Securities Intermediary acknowledges receipt of a copy of the Security Agreement.

                                (ii) The Securities Intermediary has furnished to the Administrative Agent and the Pledgor the most recent account statement issued by the Securities Intermediary with respect to each of the Designated Accounts and the Investment Property and cash balances held therein. The account statement for each Designated Account identifies the Investment Collateral held therein in the manner set forth on Schedule II annexed hereto. The Securities Intermediary represents and warrants to the Administrative Agent that each such statement accurately reflects the assets held in such Designated Account as of the date thereof.

                                (iii) The Securities Intermediary will, upon its receipt of each supplement to the Security Agreement signed by the Pledgor and identifying one or more security entitlements or other financial assets as "Investment Collateral," enter into its records, including computer records, with respect to each Designated Account a notation with respect to Investment Collateral so that such records and reports generated with respect thereto identify the Investment Collateral as "Pledged."

                                (iv) The Administrative Agent has delivered to the Securities Intermediary a list, signed by an authorized representative (the "Authorized Representative"), of the officers of the Administrative Agent authorized to give approvals or instructions under this Control Agreement (including notices and other instructions under Section 12 hereof) and the Securities Intermediary shall be entitled to rely on communications from such authorized officers until the earlier of (A) the termination of this Control Agreement in accordance with the terms hereof, with notification by the Authorized Representative of such termination and (B) the assignment of the rights of the Secured Parties in accordance with Section 12 hereof.

                                Section 6. Notice of Adverse Claims. Except for the claims and interest of the Administrative Agent and of the Pledgor in the Investment Collateral and other Investment Property, the Securities Intermediary on the date hereof has not received notice of any claim to, or security interest in, any Designated Account or any item of Investment Property credited thereto and has not received notice of any claim that any Person other than the Administrative Agent has been given "control" of any Designated Account. If any Person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process and any claim of "control") against any of the Investment Collateral or in any Investment Property carried in any Designated Account constituting Investment Property, the Securities Intermediary will promptly notify the Administrative Agent and the Pledgor thereof.

                                Section 7. Maintenance of Designated Accounts. The Securities Intermediary agrees to maintain the Designated Accounts as follows:

                                (i) Notice of Sole Control. If at any time the Administrative Agent delivers to the Securities Intermediary a notice of sole control in substantially the form set forth in Exhibit A attached hereto (the "Notice of Sole Control") with respect to any Designated Account, the Securities Intermediary agrees that, after receipt of the Notice of Sole Control, it will take all instructions with respect to such Designated Account solely from the Administrative Agent. Permitting settlement of trades pending at the time of receipt of such Notice of Sole Control shall not constitute a violation of the immediately preceding sentence. Without limiting the generality of the first sentence of this paragraph, upon receipt of a Notice of Sole Control, the Securities Intermediary shall (x) no longer permit any trading with respect to the applicable Investment Collateral to be initiated by the Pledgor or any representative of, or investment manager appointed by, the Pledgor and the Securities Intermediary shall follow all instructions given by an authorized officer of the Administrative Agent, including without limitation instructions for distribution or transfer of any Investment Collateral or other Investment Property in any Designated Account to be made to the Administrative Agent and (y) follow all instructions given by an authorized officer of the Administrative Agent, including, without limitation, instructions for distribution or transfer of any funds in any Designated Account to be made to the Administrative Agent.

                                (ii) Voting Rights. Until such time as the Securities Intermediary receives a Notice of Sole Control pursuant to clause (i) of this Section 7, the Pledgor, or an investment manager on behalf of the Pledgor, shall direct the Securities Intermediary with respect to the voting of any Investment Collateral or other financial assets constituting Investment Property credited to any Designated Account.

                                (iii) Permitted Dispositions. Until such time as the Securities Intermediary receives either a Notice of Sole Control signed by the Administrative Agent with respect to some or all of the Investment Collateral and other Investment Property or a notice signed by the Administrative Agent that a proposed sale, exchange or transfer of certain Investment Collateral by or on behalf of the Pledgor will violate the Security Agreement, a Pledgor, or any representative of, or investment manager appointed by, a Pledgor, shall direct the Securities Intermediary with respect to the sale, exchange or transfer of such Investment Collateral held in a Designated Account.

                                (iv) Statements and Confirmations. The Securities Intermediary will send copies of all statements and other correspondence (excluding routine confirmations) concerning any Designated Account or any financial assets constituting Investment Property credited thereto simultaneously to each of the Pledgor and the Administrative Agent at the address set forth in Section 10 hereof. The Securities Intermediary will provide to the Administrative Agent and to the Pledgor, upon the Administrative Agent's reasonable request therefor from time to time (which may be as frequent as daily and is expected to be at least as frequent as weekly) and, in any event as of the last business day of each calendar month, a statement of the market value of each item of the Investment Collateral in each Designated Account.

                                (v) Bailee for Perfection. The Securities Intermediary acknowledges that, in the event that it should come into possession of any certificate representing any security or other assets held as Investment Collateral in any of the Designated Accounts, the Securities Intermediary shall retain possession of the same for the benefit of the Administrative Agent (and such act shall cause the Securities Intermediary to be deemed a bailee for the Administrative Agent, if necessary) to perfect the Administrative Agent's security interest in such securities or assets. The Securities Intermediary hereby acknowledges its receipt of a copy of the Security Agreement as notice to the Securities Intermediary regarding notice of a security interest in collateral held by a bailee.

                                (vi) Certain Matters Relating to Interest, Dividends, etc. Until receipt of a Notice of Sole Control with respect to some or all of the Investment Collateral, the Securities Intermediary shall have no responsibility to furnish reports to the Administrative Agent with respect to, or to segregate or otherwise account to the Administrative Agent for, dividends, interest or other amounts received in Designated Accounts with respect to Investment Collateral.

                                Section 8. Representations, Warranties and Covenants of the Securities Intermediary. The Securities Intermediary hereby makes the following representations, warranties and covenants:

                                (i) The Designated Accounts have been established as set forth in Section 1 hereof and each Designated Account will be maintained in the manner set forth herein until termination of this Control Agreement. The Securities Intermediary shall not change the name or account number of any Designated Account without the prior written consent of the Administrative Agent.

                                (ii) No item constituting Investment Collateral is or will be registered in the name of the Pledgor, payable to its order or specially endorsed to it, except to the extent such item has been endorsed to the Securities Intermediary or in blank.

                                (iii) This Control Agreement is the valid and legally binding obligation of the Securities Intermediary.

                                (iv) The Securities Intermediary has not entered into any agreement with any other Person pursuant to which it has agreed to comply with instructions with respect to items credited to any Designated Account. Until the termination of this Control Agreement the Securities Intermediary will not, without the written approval of the Administrative Agent, enter into any agreement with any Person pursuant to which it agrees to comply with instructions with respect to Investment Collateral. Until the termination of this Control Agreement, the Securities Intermediary will not, without the written approval of the Administrative Agent (which shall not be unreasonably withheld), enter into any agreement with any Person relating to any Designated Account or any Investment Property credited thereto pursuant to which it agrees to comply with instructions of such Person.

                                The Securities Intermediary has not entered into any other agreement with the Pledgor or Administrative Agent purporting to limit or condition the obligation of the Securities Intermediary to comply with instructions with respect to Investment Property credited to any Designated Account as set forth in Section 3 hereof.

                                Section 9. Successors; Assignment. The terms of this Control Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors and permitted assignees.

                                Section 10. Notices. Any notice, request or other communication required or permitted to be given under this Control Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered Canadian mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

Pledgors:	[	]
Address:

1061 Parent Street
St. Bruno, Quebec
J3V 6P1
	Attention:	Chief Financial Officer
	Telecopy:	(450) 532-6303
	Telephone:	(450) 461-7700
with copy to:

Address:
Osler Hoskin & Harcourt LLP
Suite 6600, Box 50
1 First Canadian Place
Toronto, ON M5X 1B8
	Attention:	Laurie E. Barrett
	Telecopy:	(416) 862-6666
	Telephone:	(416) 362-2111
Securities
Intermediary:	[	]

[Address]
Attention:
Telecopy:
Telephone:

Administrative
Agent:	Bank of Montreal

Address:
100 King Street West
First Canadian Place, 4th Floor
Toronto, Ontario
M5X 1A1
Attention: Manager, Loan Agency Canada
Telecopy: (416) 867-5938

with a copy to:

Cahill Gordon & Reindel LLP
80 Pine Street
New York, New York 10005
Attention:	[ ]
Telecopy:	(212) 269-5420
Telephone:	(212) 701-3000

                                Any party may change its address for notices in the manner set forth above.

                                Section 11. Termination. The rights and powers granted herein to the Administrative Agent have been granted in connection with the security interests of the Secured Parties in the Investment Collateral and other Investment Property maintained in the Designated Accounts, are powers coupled with an interest and will be affected neither by the bankruptcy of the Pledgor nor by the lapse of time. The obligations of the Securities Intermediary hereunder shall continue in effect until the security interests of the Secured Parties (including, without limitation, by virtue of the notice pursuant to Section 10 hereof) with respect to the Investment Collateral and other Investment Property have been terminated and an Authorized Representative has notified the Securities Intermediary of such termination in writing.

                                Section 12. Definitions. The following terms shall have the following meanings:

                                "Investment Collateral" shall mean, all Investment Property of the Pledgor and, in any event, shall include, without limitation, (i) the Designated Account, (ii) all Investment Property, cash, cheques, drafts, securities and instruments deposited or held or required to be deposited or held in the Designated Account, (iii) all investments and all certificates and instruments, if any, from time to time representing or evidencing any other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing items listed in clauses (i) and (ii) of this definition and (iv) each consent, control or other agreement, including, without limitation, this Control Agreement, entered into by the Pledgor with the Securities Intermediary and all rights, if any, and interests of the Pledgor in, to and under each such consent, control or other agreement; provided, however, that Investment Collateral shall in no event include the Investment Property.

                                Section 13. Severability. If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, other than those provisions held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

                                Section 14. Counterparts. This Control Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Control Agreement by signing and delivering one or more counterparts.

S-1

[	],
as Pledgor

By: ____________
Name:
Title:

BANK OF MONTREAL,
as Administrative Agent
By: _____________
Name:
Title:

By: _____________
Name:
Title:

[	],
as Securities Intermediary

By: _____________
Name:
Title:

SCHEDULE I

Designated Account(s)

SCHEDULE II

EXHIBIT A

[Letterhead of Bank of Montreal]

[Date]

[Securities Intermediary] [Address]
Attention:

Re: Notice of Sole Control

Ladies and Gentlemen:

As referenced in Section 7(i) of the Control Agreement Concerning Designated Accounts dated as of [ ], by and among [ ], us and you (the "Control Agreement;" capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Control Agreement) (a copy of which is attached) we hereby give you notice of our sole control over the Investment Collateral and other items constituting Investment Property maintained in the securities accounts, account numbers: ________________ (the "Specified Designated Accounts"). You are hereby instructed not to accept any direction, instruction or entitlement order with respect to Investment Collateral maintained in the Specified Designated Accounts or the financial assets constituting Investment Property credited thereto from any person other than the undersigned, unless otherwise ordered by a court of competent jurisdiction.

You are instructed to deliver a copy of this notice by facsimile transmission to [Borrower].

Very truly yours,

BANK OF MONTREAL
as Administrative Agent

By: _______________
Name:
Title:

By: _______________
Name:
Title:

cc: [Borrower]

EXHIBIT 5

[Form of]

CONTROL AGREEMENT CONCERNING DEPOSIT ACCOUNTS

                                This CONTROL AGREEMENT CONCERNING DEPOSIT ACCOUNTS (this "Control Agreement"), dated as of [ ], by and among [ ] (the "Pledgor"), BANK OF MONTREAL (the "Administrative Agent") and [    ] (the "Bank"), is delivered pursuant to Section 3.4(b) of that certain security agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement"), dated as of December 18, 2003, as amended and restated as of February 9, 2005, made by Bombardier Recreational Products Inc., each of the Guarantors party thereto from time to time (together with the Borrower, the "Pledgors"), in favor of the Administrative Agent, as pledgee, assignee and secured party. This Control Agreement is entered into in connection with the security interests of the Secured Parties granted by the Pledgor in the Designated Accounts described below. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Security Agreement.

                                Section 1. Confirmation of Establishment and Maintenance of Designated Accounts. The Bank hereby confirms that the Bank has established for the Pledgor and maintains the deposit account(s) listed in Schedule 1 annexed hereto (such deposit account(s), together with each such other deposit account maintained by the Pledgor with the Bank collectively, the "Designated Accounts" and each a "Designated Account"). For avoidance of doubt, it is noted that the term "Designated Accounts" as used in any security agreement means both the Designated Accounts hereunder and the "Designated Accounts" in the comparable agreement entered into with respect to any other Pledgor.

                                Section 2. Control. The Administrative Agent shall upon delivery of a Notice of Sole Control (as defined below) be solely authorized to direct the Bank to comply without further consent of the Pledgor or any person acting or purporting to act for the Pledgor being required, with all instructions originated by the Administrative Agent directing disposition of the funds in the Designated Account. The Bank shall comply with instructions directing the disposition of funds in the Designated Account(s) originated by the Pledgor or its authorized representatives until such time as the Administrative Agent delivers a Notice of Sole Control pursuant to Section 8(i) hereof to the Bank, at which time the Bank will comply with instructions originated by the Administrative Agent directing the disposition of the funds in the Designated Account without further consent by the Pledgor. .

                                Section 3. Subordination of Lien; Waiver of Set-Off. In the event that the Bank has or subsequently obtains by agreement, operation of law or otherwise a security interest in any Designated Account, the Bank hereby agrees that such security interest shall be subordinate to that of the Secured Parties. The funds deposited into any Designated Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any

Person other than the Secured Parties (except that the Bank may set off (i) all amounts due to the Bank in respect of its customary fees and expenses for the routine maintenance and operation of the Designated Accounts, including overdraft fees, and (ii) the face amount of any cheques or other items which have been credited to any Designated Account but are subsequently returned unpaid because of uncollected or insufficient funds).

                                Section 4. Choice of Law. Both this Control Agreement and the Designated Account(s) shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

                                Section 5. Conflict with Other Agreements; Amendments. As of the date hereof, there are no other agreements entered into between the Bank and the Pledgor with respect to any Designated Account or any funds credited thereto (other than standard and customary documentation with respect to the establishment and maintenance of such Designated Accounts). The Bank and the Pledgor will not enter into any other agreement with respect to any Designated Account unless the Administrative Agent shall have received prior written notice thereof. The Bank and the Pledgor will not enter into any other agreement with respect to control of the Designated Accounts without the prior written consent of the Administrative Agent acting in its sole discretion. In the event of any conflict with respect to "control" over any Designated Account between this Control Agreement (or any portion hereof) and any other agreement now existing or hereafter entered into, the terms of this Control Agreement shall prevail. No amendment or modification of this Control Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all the parties hereto.

                                Section 6. Certain Agreements.

                                (i) The Bank has furnished to the Administrative Agent and the Pledgor the most recent account statement issued by the Bank with respect to each of the Designated Accounts and the cash balances held therein. The Bank represents and warrants to the Administrative Agent that each such statement accurately reflects the assets held in such Designated Account as of the date thereof.

                                (ii) The Administrative Agent has delivered to the Bank a list, signed by an authorized representative (the "Authorized Representative"), of the officers of the Administrative Agent authorized to give approvals or instructions under this Control Agreement (including notices and other instructions under Section 11 hereof) and the Bank shall be entitled to rely on communications from such authorized officers until the earlier of the termination of this Control Agreement in accordance with the terms hereof, the notification by the Authorized Representative of a change and the assignment of the rights of the Secured Parties in accordance with Section 11 hereof.

                                Section 7. Notice of Adverse Claims. Except for the claims and interest of the Secured Parties and of the Pledgor in the Designated Account(s), the Bank on the date hereof has not received notice of any claim to, or security interest in, any Designated Account or in any funds credited thereto and has not received notice of any claim that any Person other than the Administrative Agent has been given "control" of any Designated Account or any such funds. If any Person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process and any claim of "control") against any funds in any Designated Account, the Bank will promptly notify the Administrative Agent and the Pledgor thereof.

                                Section 8. Maintenance of Designated Accounts. In addition to, and not in lieu of, the obligation of the Bank agreed in Section 2 hereof, the Bank agrees to maintain the Designated Accounts as follows:

                                (i) Notice of Sole Control. If at any time the Administrative Agent delivers to the Bank a notice of sole control in substantially the form set forth in Exhibit A attached hereto (the "Notice of Sole Control") with respect to any Designated Account, the Bank agrees that, after receipt of the Notice of Sole Control, it will take all instruction with respect to such Designated Account solely from the Administrative Agent. Without limiting the generality of the first sentence of this paragraph, upon receipt of a Notice of Sole Control, the Bank shall follow all instructions given by an authorized officer of the Administrative Agent, including, without limitation, instructions for distribution or transfer of any funds in any Designated Account to be made to the Administrative Agent.

                                (ii) Permitted Dispositions. Until such time as the Bank receives a Notice of Sole Control signed by the Administrative Agent with respect to a Designated Account, a Pledgor, or any representative of a Pledgor, shall direct the Bank with respect to the transfer of the funds held in such Designated Account. Until such time as the Bank receives a Notice of Sole Control, the Pledgor shall be entitled to write checks against amounts in each Designated Account, and make withdrawals, transfers, and other dispositions of the funds in each Designated Account.

                                (iii) Statements and Confirmations. The Bank will promptly send copies of all statements and other correspondence (excluding routine confirmations) concerning any Designated Account to each of the Pledgor and the Administrative Agent at the address set forth in Section 11 hereof. The Bank will promptly provide to the Administrative Agent and to the Pledgor, upon the Administrative Agent's request therefor from time to time and, in any event as of the last business day of each calendar month, a statement of the cash balance in each Designated Account.

                                Section 9. Representations, Warranties and Covenants of the Bank. The Bank hereby makes the following representations, warranties and covenants:

                                (i) The Designated Accounts have been established as set forth in Section 1 hereof and each Designated Account will be maintained in the manner set forth herein until termination of this Control Agreement. The Bank shall not change the name or account number of any Designated Account without the prior written consent of the Administrative Agent.

                                (ii) This Control Agreement is the valid and legally binding obligation of the Bank.

                                (iii) The Bank has not entered into any agreement with any other Person pursuant to which it has agreed to comply with any orders or instructions with respect to any Designated Account. Until the termination of this Control Agreement, the Bank will not, without the written approval of the Administrative Agent, enter into any agreement with any Person pursuant to which it agrees to comply with any orders or instructions of such Person with respect to any Designated Account.

                                (iv) The Bank has not entered into any other agreement with the Pledgor or the Administrative Agent purporting to limit or condition the obligation of the Bank to comply with any orders or instructions with respect to any Designated Account as set forth in Section 2 hereof.

                                Section 10. Successors; Assignment. The terms of this Control Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors and permitted assignees.

                                Section 11. Notices. Any notice, request or other communication required or permitted to be given under this Control Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered Canadian mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

Pledgors:	[	]
Address:

1061 Parent Street
St. Bruno, Quebec
J3V 6P1
	Attention:	Chief Financial Officer
	Telecopy:	(450) 532-6303
	Telephone:	(450) 461-7700
with copy to:

Address:

Osler Hoskin & Harcourt LLP
Suite 6600, Box 50
1 First Canadian Place
Toronto, ON M5X 1B8
	Attention:	Laurie E. Barrett
	Telecopy:	(416) 862-6666
	Telephone:	(416) 362-2111
Bank:	[	]
	[	]
	[	]
Attention:
Telecopy:
Telephone:
Administrative
Agent:	Bank of Montreal

Address:
100 King Street West
First Canadian Place, 4th Floor
Toronto, Ontario
M5X 1A1
Attention: Manager, Loan Agency Canada
Telecopy: (416) 867-5938
with a copy to:

Cahill Gordon & Reindel LLP
80 Pine Street
New York, New York 10005
	Attention:	Michael E. Micchetti
	Telecopy:	(212) 269-5420
	Telephone:	(212) 701-3000

                                Any party may change its address for notices in the manner set forth above.

                                Section 12. Termination. The rights and powers granted herein to the Administrative Agent have been granted in order to perfect the security interests of the Secured Parties in the Designated Accounts, are powers coupled with an interest and will be affected neither by the bankruptcy of the Pledgor nor by the lapse of time. The obligations of the Bank hereunder shall continue in effect until the termination of the security interests of the Secured Parties (including, without limitation, by virtue of the notice pursuant to Section 11 hereof) with respect to the Designated Account(s) have been terminated and an Authorized Representative has notified the Bank of such termination in writing.

                                Section 13. Severability. If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, other than those provisions held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

                                Section 14. Counterparts. This Control Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Control Agreement by signing and delivering one or more counterparts.

S-1

[	]

By:
Name:
Title:

BANK OF MONTREAL,
as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[	],
as Bank

By:
Name:
Title:

SCHEDULE 1

Designated Account(s)

EXHIBIT A

[Letterhead of Bank of Montreal]

[Date]

[Bank]
[Address]

Attention: _______________

Re: Notice of Sole Control

Ladies and Gentlemen:

As referenced in Section 8(i) of the Control Agreement Concerning Deposit Accounts dated as of [ ], by and among [ ], us and you (the "Control Agreement;" capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Control Agreement) (a copy of which is attached) we hereby give you notice of our sole control over the Designated Account(s), account number(s): ___________________________________ (the "Specified Designated Accounts"). You are hereby instructed not to accept any direction or instructions with respect to the Specified Designated Accounts or any funds credited thereto from any Person other than the undersigned, unless otherwise ordered by a court of competent jurisdiction.

You are instructed to deliver a copy of this notice by facsimile transmission to [Borrower]

Very truly yours,

BANK OF MONTREAL,
as Administrative Agent

By: _______________
Name:
Title:

By: _______________
Name:
Title:

cc: [Borrower]